UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials under § 240.14a-12
UNITED FIRE GROUP, INC.
(Name of registrant as specified in its charter)
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[X] No fee required.
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UNITED FIRE GROUP, INC.
118 Second Avenue SE
Cedar Rapids, Iowa 52401
April 7, 2020
Dear Fellow Shareholder:
I am pleased to invite you to join us at United Fire Group, Inc.’s 2020 Annual Meeting of Shareholders (the "Annual Meeting"). This year’s meeting will be held at our principal executive offices at 118 Second Avenue SE, Cedar Rapids, Iowa 52401. Simultaneously, the Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting, submit questions and vote online by logging on to www.meetingcenter.io/216769913 using your 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on your Proxy Card. The password for the meeting is UFCS2020. In light of public health concerns regarding the novel coronavirus (COVID-19) pandemic and related travel restrictions, I encourage you to participate virtually rather than in person.
The meeting will take place on Wednesday, May 20, 2020 at 10:00 a.m. Central Time.
At this year’s meeting, you will be asked to vote on the following proposals:

Proposals		Recommended Vote
1	Election of four Class A Directors and one Class C Director identified in the proxy statement.	FOR
2	Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.	FOR
3	Amendment of the United Fire Group, Inc. Non-Employee Director Stock Plan.	FOR
4	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	FOR
Management will also report on United Fire Group, Inc.’s business and shareholders will have an opportunity to ask questions of management and Ernst & Young LLP.
Attached you will find a notice of the Annual Meeting and a proxy statement that contains additional information about the meeting and explains the methods you can use to vote your proxy, including by telephone and over the Internet.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to sign your proxy card and return it in the enclosed postage-paid envelope or vote by telephone or Internet prior to the meeting. This ensures that your shares of United Fire Group, Inc.'s Common Stock will be represented and voted at the meeting, even if you cannot attend.
For the Board of Directors,
Jack B. Evans
Chairman of the Board

UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
Notice of 2020 Annual Meeting of Shareholders of United Fire Group, Inc.
Date and time: Wednesday, May 20, 2020, at 10:00 a.m. Central Time
Place: United Fire Group, Inc.'s principal executive offices at 118 Second Avenue SE, Cedar Rapids, IA 52401 and virtually via live audio webcast. Shareholders will be able to attend the 2020 Annual Meeting of Shareholders (the "Annual Meeting"), submit questions and vote online by logging on to www.meetingcenter.io/216769913 at the Annual Meeting date and time using their 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on the proxy card. The password for the meeting is UFCS2020. In light of public health concerns regarding the novel coronavirus (COVID-19) pandemic and related travel restrictions, we encourage shareholders to participate virtually rather than in person.
Items of business: At the Annual Meeting, we will ask shareholders to:
5.Elect one four Class A Directors identified in the attached proxy statement to three-year terms expiring in 2023 and one Class C Director identified in the attached proxy statement to serve the remainder of a term expiring in 2021.
6.Ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.
7.Amend the United Fire Group, Inc. Non-Employee Director Stock Plan.
8.Approve, on an advisory basis, the compensation of our named executive officers.
9.Vote upon such other matters as may properly come before the meeting or at any adjournment or postponement thereof.
Who can vote: You can vote if you were a shareholder of record on March 23, 2020.
On or about April 7, 2020, we will begin mailing to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding the Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our Annual Meeting.
The Board of Directors recommends that shareholders vote FOR the election of each director nominee named in Proposal 1 of the proxy statement and FOR Proposals 2, 3 and 4.
By Order of the Board of Directors,
Neal R. Scharmer, Corporate Secretary
Dated April 7, 2020 at Cedar Rapids, Iowa
Your vote is important. Instructions on how to vote are contained in this proxy statement and in the Notice Regarding the Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

UNITED FIRE GROUP, INC.
118 Second Avenue SE
Cedar Rapids, Iowa 52401
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020:
The Notice of the Annual Meeting, this Proxy Statement, the 2019 Annual Report on Form 10-K and the 2019 Annual Report to Shareholders are available at: http://ir.ufginsurance.com.
This solicitation of proxies is made by the Board of Directors of United Fire Group, Inc. (the “Company,” “we,” “us,” or “our,” as the context requires). Proxies will be used at the Annual Meeting of Shareholders (the "Annual Meeting") of United Fire Group, Inc., an Iowa corporation, to be held on May 20, 2020 at 10:00 a.m. Central Time, and at any adjournment or postponement thereof. This year's Annual Meeting will be held at our principal executive offices at 118 Second Avenue SE, Cedar Rapids, Iowa 52401 and virtually via live audio webcast. Shareholders will be able to attend the Annual Meeting, submit questions and vote online by logging on to www.meetingcenter.io/216769913 using their 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on the proxy card. The password for the meeting is UFCS2020. In light of public health concerns regarding the novel coronavirus (COVID-19) pandemic and related travel restrictions, we encourage shareholders to participate virtually rather than in person.
With respect to shares of our $0.001 par value common stock (“Company Common Stock”) held in the United Fire Group, Inc. 401(k) Plan (the “401(k) Plan”), the Board of Directors is soliciting participants on behalf of the Trustee of the 401(k) Plan to direct the Trustee as to how to vote the shares held in the plan.
Under rules adopted by the Securities and Exchange Commission (“SEC”), the Company has chosen to provide its shareholders with the choice of accessing the Annual Meeting proxy materials on the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Availability of Proxy Materials (the “Notice”) is being mailed to the Company’s shareholders who have not previously requested electronic access to its proxy materials or printed proxy materials. The Notice contains instructions on how you may access and review the Company’s proxy materials on the Internet and how you may vote your shares over the Internet. The Notice will also tell you how to request the Company’s proxy materials, in either printed form or by email, at no charge. The Notice contains a control number that you will need to vote your shares. We suggest you keep the Notice for your reference through the meeting date.
The Company anticipates that the Notice will be mailed to shareholders and participants in the 401(k) Plan beginning on or about April 7, 2020.
We will solicit proxies principally by mail, but our directors and employees may also solicit proxies by telephone, facsimile, or e-mail. Our directors and employees may also conduct personal solicitations. Our directors and employees will not receive any additional compensation in connection with their solicitation efforts.

ANNUAL MEETING OF SHAREHOLDERS
Questions and Answers About the Annual Meeting
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will act upon the matters listed in the Notice of the Annual Meeting, including (i) the election of four Class A Directors identified in the attached proxy statement to serve three-year terms expiring in 2023 and one Class C Director identified in the attached proxy statement to serve the remainder of a term expiring in 2021, (ii) the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020, (iii) amend the United Fire Group, Inc. Non-Employee Director Stock Plan and (iv) the approval, on an advisory basis, of the compensation of our named executive officers. Our management will also report on our performance during fiscal year 2019. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they choose to, and will be available to respond to appropriate shareholder questions.
How can I attend the Annual Meeting?
The Annual Meeting will be held at our principal executive offices at 118 Second Avenue SE, Cedar Rapids, Iowa 52401 and simultaneously through live audio webcast. Shareholders of record will be able to attend the Annual Meeting in person or virtually. If you attend virtually, you will be able to submit questions during the Annual Meeting and vote online by logging on to www.meetingcenter.io/216769913 using your 15-digit control number provided with the Notice or on your proxy card. The password for the meeting is UFCS2020.
The Board of Directors has been monitoring the impact of the COVID-19 pandemic, including with regard to the health and well-being of our employees and shareholders, as well as the related government-imposed restrictions. We encourage shareholders to participate virtually rather than in person. Hosting the Annual Meeting in a hybrid virtual format facilitates participation in the Annual Meeting without the need to travel or gather together in person.
The Annual Meeting will begin promptly at 10:00 a.m. Central Time. Check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for check-in procedures, both in person and on-line.
If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please follow the instructions that will be posted on the virtual shareholder meeting login page.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a shareholder of record (i.e. you hold your shares registered in your name through Computershare Trust Company, N.A. our transfer agent and registrar), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or on your proxy card that you received with this Proxy Statement to attend the meeting.
If you hold your shares through an intermediary, such as a broker, bank or other nominee, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register in advance to attend the Annual Meeting virtually on the Internet, you must submit a legal proxy that reflects proof of your proxy power. The legal proxy will show your holdings in Company Common Stock with your name. Please forward a copy of the legal proxy along with your email address to Computershare according to the below instructions.
Requests for registration should be directed as follows:
•By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
•By mail: Computershare, United Fire Group, Inc. Legal Proxy, P.O. Box 43001 Providence, RI 02940-3001.
Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m. Eastern Time on May 15, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration materials.
Who may attend the Annual Meeting?
All shareholders of record as of March 23, 2020 or their duly appointed proxies may attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will not be admitted to the Annual Meeting unless you bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of

March 23, 2020, or register as described above under "How do I register to attend the Annual Meeting virtually on the Internet?"
May shareholders ask questions at the Annual Meeting?
Yes. As part of the Annual Meeting, we will hold a live question and answer session, during which we will answer questions that are pertinent to the Company and the meeting matters, as time permits. Shareholders will have the ability to ask questions in person or submit questions online during the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Shareholders of Record
If your shares are registered in your name with Computershare Trust Company, N.A. our transfer agent and registrar, you are considered a shareholder of record. Shareholders of record at the close of business on March 23, 2020 are entitled to receive notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. At the close of business on March 23, 2020, there were 24,982,154 shares of Company Common Stock issued and outstanding. Each share of Company Common Stock entitles its record holder to one vote.
Brokerage and Other Account Holders
If your shares are held in a brokerage account or by a bank or other nominee, your name does not appear anywhere in the Company’s shareholder records. Instead, the “street name” of your broker, bank or other nominee who holds the shares for you appears on our records and you are the beneficial owner of the shares. Access to our proxy materials is being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your brokerage firm, bank or other nominee how to vote your beneficial shares by filling out and returning the voting instruction form provided to you from such other institution. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are invited to attend the Annual Meeting, but you must obtain a legal proxy from the record holder of your shares and bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of March 23, 2020, or register as described above under above under "How do I register to attend the Annual Meeting virtually on the Internet?".
401(k) Plan Participants
If you are a participant in our 401(k) Plan, your proxy card shows the number of shares of Company Common Stock held for your benefit in those plans, plus any other shares you may own. If you hold stock through the 401(k) Plan, voting your proxy also serves as confidential voting instructions to the Trustee of the 401(k) Plan (Principal Financial Group). The Trustee will vote your shares in accordance with the specific voting instructions that you indicate on your proxy card. If you provide no specific voting instructions, the Trustee of the 401(k) Plan will vote your shares in proportion to the voting instructions it receives from those plan participants who do submit voting instructions.
What constitutes a quorum for the Annual Meeting?
The presence at the Annual Meeting of a majority of the outstanding shares (50% plus one share) of Company Common Stock represented either in person, virtually during the live webcast, or by proxy will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the existence of a quorum at the Annual Meeting.
What is a broker non-vote?
A “broker non-vote” occurs when a broker submits a proxy but lacks discretionary power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2020 is the only matter to be presented at the Annual Meeting that is considered a "routine" matter, and brokers have the discretionary power to vote on this matter without any instructions from the beneficial owners. Each of the other matters to be presented at the Annual Meeting are considered "non-routine."
Therefore, if you hold your shares in “street name” you should give voting instructions to your broker to ensure your shares are counted in the election of directors, and the advisory vote to approve executive compensation. Broker non-votes will have no effect on the voting results of the matters presented at the Annual Meeting.

How do I vote my shares?
You may vote in the following ways:
•In person: We will distribute paper ballots to anyone who wishes to vote in person at the Annual Meeting. However, if you hold your shares in street name, you must request a legal proxy from your broker and bring it to the Annual Meeting in order to vote in person at the Annual Meeting.
•Virtually during the Annual Meeting: See the instructions above under "How can I attend the Annual Meeting?" and "How do I register to attend the Annual Meeting virtually on the Internet?"
•By mail: Complete and sign your proxy card and return it by mail in the enclosed business reply envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the Annual Meeting that is not on the proxy card, your shares will be voted in the best judgment of the authorized proxies, Jack B. Evans and Neal R. Scharmer. If you sign and return your proxy card without marking voting instructions, your shares will be voted FOR the election of each of the director nominees identified in this proxy statement, FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020, FOR the amendment of the United Fire Group, Inc. Non-Employee Director Stock Plan, and FOR approval, on an advisory basis, of the resolution regarding the compensation of our named executive officers.
•By telephone: To vote your shares by telephone, call the toll-free telephone number on your proxy card. You must have a touch-tone or cellular telephone to use this voting method. You will need to follow the instructions on your proxy card and the voice prompts to vote your shares.
•Over the Internet: You may go to the website listed on your proxy card to vote your shares over the Internet. You will need to follow the instructions on your proxy card and the website to vote your shares.
Telephone and Internet voting options are available 24 hours a day, seven days a week. The deadline for voting by telephone or the Internet is 12:00 a.m. Central Time on May 20, 2020. When prompted, you will need to enter the 15-digit control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or over the Internet, your vote authorizes the proxies in the same manner as if you had signed, dated and returned your proxy card by mail. Telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares securely and to confirm that their instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to return your proxy card.
If you hold your shares in street name, you may vote by telephone or over the Internet only if your bank, broker or other nominee makes those methods available to you, in which case your broker, bank or other nominee will provide specific instructions for using those options.
If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?
If your shares are held in a brokerage account or by a bank or other nominee, your broker, bank or other nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the choice of auditor, without receiving voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, or executive compensation matters, without receiving client voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received voting instructions from the beneficial owner. The proposal to approve the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020 is the only routine matter being voted on at the Annual Meeting and, therefore, is the only proposal that may be voted by your broker, bank or other nominee in its discretion without having received voting instructions from you.
Can I revoke my proxy or change my vote after I return my proxy?
Yes. Even after you submit a proxy, you may revoke your proxy or change your vote at any time before the proxy is exercised and vote cast at the Annual Meeting by:
•delivering written notice to our transfer agent, Computershare, P.O. Box 505000, Louisville, KY 40233-5000, or via overnight delivery to Computershare, 462 South 4th St. Ste 1600, Louisville, KY 40202;

•delivering written notice to the Corporate Secretary of United Fire Group, Inc. at P.O. Box 73909, Cedar Rapids, Iowa 52407-3909;
•executing and delivering a later-dated proxy;
•voting again by telephone or Internet;
•appearing and voting in person at the Annual Meeting; or
•attending virtually and voting during the Annual Meeting.
Attendance at the Annual Meeting, either in person or virtually, will not, by itself, revoke a previously granted proxy. If you hold your shares in street name, you may contact your broker, bank or other nominee for instructions as to how to revoke or change your vote.
Who pays for this proxy solicitation?
United Fire Group, Inc. will pay the expenses of this solicitation of proxies. Expenses may include reimbursement to brokerage firms and others of their cost for forwarding solicitation materials to beneficial owners.
Does United Fire Group, Inc. deliver proxy materials electronically?
Yes. In accordance with the SEC’s “Notice and Access” rules, United Fire Group, Inc. mailed the Notice to shareholders beginning on or about April 7, 2020. The Notice describes the matters to be considered at the Annual Meeting and how shareholders may access the proxy materials over the Internet. It also provides instructions on how shareholders may vote their shares. If you received the Notice, you will not receive a printed version of the proxy materials unless you request one. If you would like to receive a printed version of the proxy materials, free of charge, please follow the instructions in the Notice.
What are the benefits of electronic delivery?
Electronic delivery reduces United Fire Group, Inc.’s printing and mailing costs as well as the environmental impact of the Annual Meeting. It is also a convenient way for you to receive your proxy materials and makes it easy to vote your shares over the Internet.
How may I obtain copies of United Fire Group, Inc.’s corporate governance documents?
The following documents are available free of charge to any shareholder who requests them by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview and then Governance Documents.
•Anti-Hedging and Anti-Pledging Policy
•Clawback Policy
•Code of Ethics and Business Conduct
•Corporate Governance Guidelines
•Disclosure Policy
•Committee Charters – Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Nominating and Governance Committee and Risk Management Committee
In addition, copies of our Articles of Incorporation and Bylaws are available free of charge to any shareholder who requests them by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Articles of Incorporation and Bylaws are also available free of charge on the SEC's EDGAR website at www.sec.gov.
Delivery of One Set of Annual Meeting Materials to Shareholders in a Single Residence ("Householding")
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports to shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to shareholders addressed to those shareholders. This process, commonly referred to as “householding,” provides cost savings for companies. We and some brokers household proxy materials and annual reports to shareholders unless contrary instructions have been received from the affected shareholders. Once you have received notice from us, your broker, or other designated intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate printed proxy statement and annual report to shareholders, notify us by calling our transfer agent at (877) 373-6374, or submit a written request via regular mail to Computershare, P.O. Box 505000, Louisville, KY 40233-5000, or via overnight delivery to Computershare, 462 South 4th St., Ste 1600, Louisville, KY 40202.
Shareholders who currently receive multiple copies of their proxy materials and would like to request householding should submit a written request to: Computershare Trust Company, N.A. at either address above.
Please include the Company’s name, United Fire Group, Inc., and your account number(s) in any correspondence regarding householding. Street name shareholders wishing to cancel or request householding of their proxy materials should contact their brokers directly.
Electronic Availability of Proxy Materials
Electronic versions of our Notice of the Annual Meeting, this Proxy Statement and 2019 Annual Report to Shareholders are available on our public website, http://ir.ufginsurance.com by selecting Financial Documents and then Annual Reports and Proxy.
BOARD OF DIRECTORS
Our Board of Directors currently consists of 11 directors. The current membership includes: John-Paul E. Besong, Scott L. Carlton, Brenda K. Clancy, Christopher R. Drahozal, Jack B. Evans (Chairman), George D. Milligan, James W. Noyce, Mary K. Quass, Randy A. Ramlo, Kyle D. Skogman and Susan E. Voss. As previously disclosed, Sarah Fisher Gardial has resigned from the Board of Directors, effective March 1, 2020. To fill this vacancy, Lura E. McBride is standing for election at the Annual Meeting as a Class C Director to serve the remainder of a term expiring in 2021.
Corporate Governance
In order to promote the highest standards of management for the benefit of shareholders, our Board of Directors follows certain governance practices regarding how the Board of Directors conducts its business and fulfills its duties. United Fire Group, Inc.’s Corporate Governance Guidelines may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview and then Governance Documents. The following describes the governance practices used by the Board of Directors.
Board Size, Composition and Independence Determination
Following the departure of Ms. Gardial on March 1, 2020, our Board of Directors consists of 11 members, divided among three classes. Two classes consists of four members, and the other class (Class C) consists of three members. The Board of Directors has nominated Lura E. McBride to stand for election at the Annual Meeting to become a director in Class C.
The Board of Directors requires a majority of our directors to be independent, as defined in the listing rules of The NASDAQ Global Select Market (“NASDAQ”). The Board of Directors determines director independence by applying the definition of independence contained in the applicable NASDAQ Listing Rules, both for purposes of NASDAQ’s rule requiring that a majority of the Board of Directors consist of independent directors and its rules requiring the Audit Committee, Nominating and Governance Committee and Compensation Committee to be made up entirely of independent directors.
The Board of Directors has analyzed the independence of each director who served on the Board of Directors during 2019 and director nominee and determined that 10 of our 11 existing directors are independent, and Lura E. McBride, a new director nominee, is also independent. The following directors are independent within the meaning of the NASDAQ Listing Rules, and each is free of any relationship that would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director: John-Paul E. Besong, Scott L. Carlton, Brenda K. Clancy, Christopher R. Drahozal, Jack B. Evans, George D. Milligan, James W. Noyce, Mary K. Quass, Kyle D. Skogman and Susan E. Voss. Randy A. Ramlo is not independent due to his employment by our Company.

In determining that Mr. Skogman is independent, the Board considered that the Company maintains a relationship with an insurance agency in which Mr. Skogman is a 25% owner. The services provided by us to this agency were in the ordinary course of business on substantially the same terms and conditions as those prevailing at the time for comparable transactions with other customers. The value of the services provided by us to this agency represented an immaterial amount to each party and did not rise to the level requiring formal review and approval by the Board of Directors under its written policy regarding related party transactions. We expect to continue providing services to this agency in the future.
Qualifications, Skills and Diversity of Directors and Director Nominees
Our Nominating and Governance Committee, with input from our Chief Executive Officer, reviews and evaluates all director nominees, including incumbent nominees. The Nominating and Governance Committee and the Board of Directors seek qualified individuals who possess the minimum qualifications and the desirable qualities or skills described under the heading Director Nomination Process in this proxy statement.
All of our incumbent directors and nominees possess both the specific minimum qualifications and the desirable qualities or skills. The following charts reflect the diversity of our Board of Directors and the qualifications of each of the directors.

Summary of Director Diversity, Qualifications and Experience	John-Paul Besong	Scott Carlton	Brenda Clancy	Chris- topher Drahozal	Jack Evans	Lura McBride	George Milligan	James Noyce	Mary Quass	Randy Ramlo	Kyle Skogman	Susan Voss
Academia & Education				X
Accounting		X	X					X
Actuarial								X
Senior Administration	X	X	X		X	X	X	X	X	X	X
Business Operations	X	X	X		X	X	X	X	X	X	X
Corporate Governance	X	X	X	X	X	X	X	X	X	X	X	X
Finance & Capital		X	X		X			X		X		X
Financial Statements	X	X	X	X	X	X	X	X	X	X	X	X
Insurance Industry			X				X	X		X		X
Investment					X		X	X		X
Marketing						X			X	X	X
Regulatory & Government												X
Risk Management		X	X			X	X	X		X
Technology & Systems	X		X			X

Diversity
Our directors and nominees provide an effective mix of experience and fresh perspective, as shown on the following charts.

The average age is 62 as of December 31, 2019. The average tenure is 13.3 years.

Attendance at Director and Shareholder Meetings
The full Board of Directors met four times during 2019. All of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the committees on which they served. Our Corporate Governance Guidelines require directors to attend our Annual Meeting. All directors serving at the time of the 2019 annual meeting of shareholders (the "2019 Annual Meeting") attended that meeting.
Director Retirement
According to our Bylaws, each director must submit his or her resignation from the Board of Directors no later than the first day of February after he or she reaches age 72, and such resignation must be effective no later than the next Annual Meeting.
Director Stock Ownership
We believe that non-employee directors should own and hold Company Common Stock to further align their interests and actions with the interests of our shareholders. Our Articles of Incorporation require that all of our directors own shares of Company Common Stock. The Board of Directors has adopted stock ownership guidelines indicating that each non-employee director should beneficially own at least 100 shares of Company Common Stock when he or she joins the Board of Directors and at least 5,000 shares of Company Common Stock within five years of first being elected to the Board of Directors. A non-employee director shall not sell any shares of Company Common Stock received as a result of an award: (a) if the non-employee director has not met the stock ownership requirement; or (b) if the sale would cause the ownership of the non-employee director to fall below the stock ownership requirement.
Current beneficial stock ownership for each director can be found in the table under Security Ownership by Certain Beneficial Owners in this proxy statement.

Board Leadership Structure
Our Board of Directors is led by an independent Chairman who is responsible for providing guidance to our Chief Executive Officer, setting the agenda for Board meetings and presiding at all shareholder and director meetings. We also have an independent Vice Chairman who is responsible for presiding in the Chairman’s absence. Neither our Chairman nor our Vice Chairman serves as our Chief Executive Officer. Our Chief Executive Officer is responsible for setting the strategic direction for our Company and providing day-to-day leadership. We currently separate the roles of Chairman and Chief Executive Officer. We feel that this is the most appropriate leadership structure for our Board of Directors and executive management at this time because we recognize the benefits of separating the two roles to allow full utilization of the different skill sets required to most effectively and efficiently perform these functions to meet the needs of the Company. Our Board of Directors does not have a formal policy requiring the positions of Chairman and Chief Executive Officer to be separate, preferring instead to preserve the freedom to decide from time to time what is in the best interest of the Company. Our Board of Directors strongly endorses the concept of an independent director being in a position to lead our independent directors. If at any time neither our Chairman nor our Vice Chairman is an independent director, the independent directors serving at that time will elect an independent director to serve as lead director.
The Board of Directors has six standing committees: Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Nominating and Governance Committee and Risk Management Committee. Only independent directors may serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee is governed by a written charter that is reviewed and approved annually by the applicable committee, the Nominating and Governance Committee, and the full Board of Directors. All committee charters are available for review either on our public website, http://ir.ufginsurance.com by selecting Overview and then Governance Documents, or in paper form upon written request to: United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Risk Oversight by the Board of Directors
The Risk Management Committee’s charter requires it to assist the Board of Directors in identifying and evaluating risks inherent in our business and to oversee and review the significant policies, procedures, and practices employed to manage risks.
Enterprise Risk Management (“ERM”) is a methodology that helps us assess and manage our overall exposure to risk. In addition to our Risk Management Committee, we have an executive enterprise risk management committee (“executive ERM committee”) that consists of our President & Chief Executive Officer, Executive Vice President & Chief Operating Officer, Executive Vice President & Chief Financial Officer, Vice President & Chief Investment Officer, Vice President & Chief Claims Officer, Vice President & General Counsel, Vice President—Corporate Marketing, Vice President & Chief Technology Officer, Vice President & Strategy Officer, Vice President & Corporate Underwriting Manager, Director of Internal Audit, and Corporate Safety Manager.
The executive ERM committee meets independently of the Risk Management Committee, with representatives from the Risk Management Committee in attendance. Members of the executive ERM committee are invited to attend and participate in meetings of the Risk Management Committee. During 2019, the executive ERM committee met on a quarterly basis to implement risk management strategies. During its meetings, the executive ERM committee discusses the risks that our Company faces and the controls that are in place to mitigate those risks, and identifies potential additional risks.
Collectively, the Risk Management Committee and the executive ERM committee have identified two broad categories of risk faced by our Company: insurance risk and operational risk. We employ a multi-disciplinary approach to risk identification and evaluation, analyzing risk from the point of view of claims, underwriting, finance, and investments. Types of insurance risks generally include, but are not limited to, those risks associated with catastrophes, loss reserving practices, underwriting practices, policy pricing, geographical concentrations of property insured, competition and business mix. Types of operational risks we face generally include, but are not limited to, those risks associated with the diversification and quality of our investments, information technology and cybersecurity, regulatory and legal compliance, business continuity planning, executive succession planning and the application of accounting policies and procedures.
ERM issues are also discussed during quarterly meetings of our full Board of Directors, where directors are updated on ERM issues and the ongoing efforts of the executive ERM committee and our Risk Management Committee. The work of our executive ERM committee, in conjunction with the Risk Management Committee and the Board of Directors, has led to the development of new tools, such as the CATography Underwriter™ tool, designed to aid in the evaluation and mitigation of our Company’s business risks.

In addition, certain Board committees oversee risk within their respective areas of responsibility. For example, the Audit Committee has been delegated with primary oversight of financial, accounting and securities related risk, and the Compensation Committee oversees the risks associated with the Company’s compensation policies and practices, including conducting an annual risk assessment of such policies and practices. Together with the Audit Committee, the Compensation Committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Clawback Policy
To further align management's interests with the interest of shareholders and support good governance practices, the Board of Directors has adopted a clawback policy applicable to incentive-based compensation to executive officers. In the event the Company is required to prepare an accounting restatement due to errors, omissions or fraud, the Board of Directors may direct the Company to recover from each of the executive officers the excess value received from any incentive award over the value actually earned based on the restated performance. Our Clawback Policy may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview, then Governance Documents and then Clawback Policy.
Anti-Hedging and Anti-Pledging Policy
Our policies do not permit our directors or executive officers, including our named executive officers, or employees, to "hedge" their ownership by: (a) trading in publicly-traded options, puts, calls, or other derivative instruments related to the Company’s equity or debt securities; or (b) purchase financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. In addition, directors or officers are not permitted to hold securities of the Company in margin accounts or pledge securities of the Company as collateral for loans. Our Anti-Hedging Policy may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Investors, then Overview, then Governance Documents and then Anti-Hedging Policy.
Chief Executive Officer Performance Evaluation
Representatives of the Executive Committee and Compensation Committee meet each year with our Chief Executive Officer Randy A. Ramlo to review his goals for the current year. During the year, the Executive Committee meets regularly with our Chief Executive Officer to review his performance. The Executive Committee and the Chair of the Compensation Committee annually review the performance of our Chief Executive Officer and assess his performance for that year. The Chief Executive Officer also meets with the Compensation Committee, which considers his performance for the year.
Code of Ethics
Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our officers, directors, and employees. United Fire Group, Inc.’s Code of Ethics and Business Conduct may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com by selecting Overview, then Governance Documents and then Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct sets forth certain expectations of business conduct and identifies various violations of the code and establishes procedures regarding the reporting of such violations. We intend to include on our website information about any amendments to, or waivers from, a provision of the Code of Ethics and Business Conduct that apply to our principal executive officer, principal financial officer, principal accounting officer or controller.
Board Effectiveness Assessment and Evaluation Process
Our Nominating and Governance Committee conducts an annual survey of the directors to assess the effectiveness of our Board of Directors. The Nominating and Governance Committee reviews and considers the results of the survey, reports its findings to the Board of Directors and addresses any areas of concern. The committee also makes recommendations to the Board of Directors regarding our corporate governance practices. All standing committees of our Board of Directors also conduct annual self-assessments and report such self-assessments to the Board of Directors.

Director Compensation
We have designed the compensation of our non-employee directors to attract and retain qualified directors and to align directors’ interests with the interests of our shareholders. See Director Compensation in this proxy statement for a description of our directors’ compensation program and the fees paid to our non-employee directors during 2019.
Executive Sessions of Independent Directors
The independent directors meet in executive session following each meeting of the Board of Directors. The Chairman of the Board presides at meetings of the independent directors. These sessions allow the independent directors to discuss topics without management present. Four executive sessions were held in 2019.
Access to Management and Independent Advisers
The independent directors have access to management and, as necessary and appropriate, to independent advisers.
Committees of the Board
The current membership of six standing committees of the Board of Directors is shown in the following table:

Director Name	Audit Committee	Compensation Committee	Executive Committee	Investment Committee	Nominating and Governance Committee	Risk Management Committee
Executive Director
Randy A. Ramlo			M	M		M
Independent Directors
Jack B. Evans, Chairman	M		C	M	M
John-Paul E. Besong	M					M
Scott L. Carlton	M, F	M		C
Brenda K. Clancy	M, F	M				M
Christopher R. Drahozal	M		M			C
George D. Milligan	M			M	M
James W. Noyce, Vice Chair	C, F	M	M		M
Mary K. Quass		C			M	M
Kyle D. Skogman	M		M	M	C
Susan E. Voss		M		M		M
M = Member | C = Chair | F = Audit Committee Financial Expert
Audit Committee
We have a separately designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is governed by a charter which requires that each member of the Audit Committee be an independent director. All of the members of the Audit Committee are independent under the NASDAQ Listing Rules, applicable law, and the applicable rules and regulations of the SEC, including Section 10A(m)(3) of the Exchange Act. The Board of Directors has determined that Messrs. Carlton and Noyce and Ms. Clancy each possess the skills necessary to qualify as audit committee financial experts as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act.
The Audit Committee is directly responsible for the appointment, compensation and retention (or termination) of our independent registered public accounting firm. The Audit Committee is also responsible for oversight of our internal audit function. The Audit Committee seeks to maintain free and open communications between the directors, the independent registered public accounting firm, the internal auditor and management. Other duties consist of reviewing recommendations by the internal auditor and the independent registered public accounting firm on accounting matters and internal controls; advising the Board of Directors on the scope of audits; reviewing our annual Consolidated Financial Statements and the accounting standards and principles followed; and, if necessary, conducting independent inquiries. The Audit Committee met four times during 2019, including one time in a joint session with the Risk Management Committee and one continuing education meeting.

Compensation Committee
All of the members of our Compensation Committee are independent under the NASDAQ Listing Rules, applicable law, and the applicable rules and regulations of the SEC, including Section 10C(a) of the Exchange Act. No Compensation Committee member is an employee or former employee of our Company, its subsidiaries or affiliates. With the exception of compensation for his or her service on the Board of Directors, no Compensation Committee member received any consulting, advisory, or other compensatory fee from us. No Compensation Committee member had any relationship that, in the opinion of the directors, would interfere with his or her exercise of independent judgment as a member of the committee.
Compensation Committee Interlocks and Insider Participation
During 2019, none of our executive officers served on the compensation committee (or its equivalent) or Board of Directors of another entity whose executive officer(s) served on our Board of Directors or Compensation Committee. No Compensation Committee member had any relationship requiring disclosure under the heading Transactions with Related Persons in this proxy statement.
Responsibilities and Authority
The role of the Compensation Committee is to assist the Board of Directors in its' responsibilities relating to compensation of our senior executive officers and directors. The Compensation Committee oversees all aspects of the compensation of our executive officers and directors, including our director and management equity plans and deferred compensation plans, and other management incentive compensation programs. In overseeing those plans, the Compensation Committee may delegate authority to Company officers for day-to-day plan administration and interpretation. Management provides information to assist the committee regarding participation and award levels in the management plans. The Compensation Committee may not delegate authority for matters affecting the executive officers. The Compensation Committee’s primary processes with respect to compensation of our named executive officers can be found under the heading Compensation Discussion and Analysis in this proxy statement. During 2019, the Compensation Committee engaged the services of Frederic W. Cook & Co. ("FW Cook") as its independent outside compensation consultant to provide advice on executive and director compensation matters. For a discussion of the specific services provided by FW Cook, see Compensation Discussion and Analysis in this proxy statement. The Compensation Committee met four times during 2019.
Executive Committee
The Executive Committee meets during the intervals between Board of Directors’ meetings and has the right and authority to exercise the full powers of our Board of Directors, except where limited by law, or where responsibility and authority is reserved to the Board of Directors or vested in another committee of the Board of Directors. This committee also meets regularly with our Chief Executive Officer, participates with management in the development of our strategic initiatives, and monitors the implementation of these initiatives. In addition, the Executive Committee provides regular advice and counsel to management. The Executive Committee met seven times during 2019.
Investment Committee
The Investment Committee develops and oversees the Investment Policies and Acquisition/Holding Investment Practices of the Company and its subsidiaries. In addition, it reviews the Company’s investments and the quality and performance of, and the risks related to, the Company’s investment portfolios. The Investment Committee meets regularly with our Chief Investment Officer and his staff. The Investment Committee met four times during 2019.
Nominating and Governance Committee
All of the members of our Nominating and Governance Committee are independent under the NASDAQ Listing Rules, applicable law, and the applicable rules and regulations of the SEC. The Nominating and Governance Committee is responsible for reviewing all director nominees, including incumbents, and making recommendations of nominees to the entire Board of Directors. The committee is also responsible for assessing and reporting on nominee qualifications, making assessments of director independence, identifying and reviewing related person transactions, and other matters, including director education and succession planning. The Nominating and Governance Committee met four times during 2019.
Risk Management Committee
For a description of responsibilities and activities of the Risk Management Committee, see Risk Oversight by the Board of Directors in this proxy statement. During 2019, the Risk Management Committee met four times as a committee, including one time in a joint session with the Audit Committee, as we believe that both committees should be involved in addressing our Company’s risks.
Director Nomination Process
The Nominating and Governance Committee has adopted a written policy with regard to the consideration of director candidates, including candidates recommended by shareholders. The Nominating and Governance Committee evaluates candidates recommended by shareholders in the same manner as it evaluates other candidates. The committee seeks candidates with the following minimum qualifications:
•Each candidate must be prepared to represent the best interests of all of our shareholders and not just one particular constituency.
•Each candidate must be an individual who has demonstrated integrity and ethics in the candidate’s personal, business, and professional life and has an established record of business and professional accomplishment.
•Neither the candidate nor the candidate’s family members (as defined in the NASDAQ Listing Rules), affiliates or associates (as defined in Rule 405 promulgated under the Securities Act of 1933) shall have any material personal, financial, or professional interest in any present or potential competitor of ours.
•Each candidate must, as a director, agree to participate fully in Board of Directors activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of which he or she is a member and not have other personal, business or professional commitments that would interfere with or limit his or her ability to do so.
•Our Articles of Incorporation require that every director is also a shareholder. Each candidate must be willing to make, and financially capable of making, an investment in Company Common Stock as required by the non-employee director stock ownership guidelines adopted by our Board of Directors.
The Nominating and Governance Committee considers it very desirable for candidates to possess the following qualities or skills:
•Each candidate should contribute to the Board of Directors' overall diversity, which is broadly construed to mean a variety of opinions, perspectives, personal experience, business experience, professional experience, and backgrounds (such as gender, race, and ethnicity), as well as other differentiating characteristics.
•Each candidate should contribute positively to the existing chemistry and collaborative culture among the directors.
•Each candidate should possess professional, business, and personal experience and expertise relevant to the Company’s business. In this regard, the Nominating and Governance Committee will consider financial, management and business background, personal and educational background and experience, community leadership, independence and other qualifications, attributes and potential contributions.
The Nominating and Governance Committee identifies and screens candidates for director and makes its recommendations for director to the Board of Directors. The Nominating and Governance Committee selects and recommends each candidate to the Board of Directors each year based on its assessment of, among other things:
•the candidate’s personal qualifications as discussed above;
•the past and potential contributions of our current directors, and the value of continuity and prior experience on our Board of Directors;
•the need for a director to possess particular attributes or particular experience or expertise; and
•other factors that it considers relevant, including any specific qualifications the Nominating and Governance Committee adopts from time to time.
At the Annual Meeting, shareholders are being asked to elect Lura E. McBride as a Class C Director to serve the remainder of a term expiring in 2021. Ms. McBride was identified as a candidate to serve as director by independent director Jack B. Evans.
Any shareholder may recommend a person to be considered as a candidate or nominate one or more persons for election as a director of our Company. A shareholder who desires to make such a recommendation must comply with the same requirements applicable to director nominations set forth in Sections 8 and 9 of Article I of our Bylaws. Our Board of Directors encourages shareholders who wish to recommend candidates to the Nominating and Governance Committee to send their recommendations in writing addressed to the Nominating and Governance Committee, United Fire Group, Inc., Attention: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909 using the procedures discussed below.

Communicating with the Board of Directors
Concerns and Complaints
United Fire Group, Inc. has adopted a process for communicating with our Board of Directors or individual directors. To communicate with our Board of Directors or individual directors regarding issues of concern to or about our Company, access our website, http://ir.ufginsurance.com, by selecting Investor Resources and then Concerns/Complaints, call toll free by telephone at 1-877-256-1056, or write to our Audit Committee at United Fire Group, Inc., Attention: Audit Committee Chair—Confidential, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Vice President, General Counsel and Corporate Secretary, Neal R. Scharmer, and Audit Committee Chair, James W. Noyce, are responsible for reviewing and reporting such communications to our Board of Directors and individual directors. If requested, and to the extent possible, all communications with our Board of Directors are kept strictly confidential.
Shareholder Proposals and Director Nominations for the 2021 Annual Meeting
To be eligible for inclusion in the proxy materials for the annual meeting of shareholders in 2021 (the "2021 Annual Meeting"), a shareholder proposal must be received by our Corporate Secretary by the close of business on December 8, 2020. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals must be delivered to our Corporate Secretary at United Fire Group, Inc., Attention: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Any shareholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at our 2021 Annual Meeting, or any director nomination for our 2021 Annual Meeting, must be received at our principal executive offices no earlier than the close of business on December 21, 2020 and no later than the close of business on January 20, 2021. Proposals and nominations must be delivered to our Chairman at United Fire Group, Inc., Attention: Chairman of the Board, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
According to our Articles of Incorporation, minority shareholders who collectively hold at least one-fifth of our outstanding Company Common Stock are entitled to nominate a proportionate number of directors as set forth in Article VII, Section 1(e) of our Articles of Incorporation. Shareholders nominating directors pursuant to this provision must also comply with the provisions of our Bylaws governing director nominations.
PROPOSAL ONE – ELECTION OF DIRECTORS
Our Articles of Incorporation require that our Board of Directors be divided into three classes, A, B and C, with one class elected at each Annual Meeting. The Board of Directors must consist of no more than fifteen and no less than nine members, with the exact number fixed by the Board of Directors. The membership of our Board of Directors is currently fixed at 12, divided among three classes, with each class consisting of four members. Four Class A directors and one Class C director identified in this proxy statement are to be elected at this year’s Annual Meeting.
Upon the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated the following individuals for election to our Board of Directors this year.

Director Nominees
Directors (Class A) – Terms Expiring in 2020

Mr. Carlton has a strong international business background and extensive experience within the finance and accounting functions in a global public company. He is currently the President of Tokai Carbon GE LLC, the US subsidiary of Tokai Carbon, a global leader in carbon-based materials, a position he has held since 2017. Prior to this position, Mr. Carlton was the President of SGL Carbon LLC ("SGL Carbon") for 10 years, leading the U.S. companies of SGL Carbon, a leading worldwide manufacturer of carbon-based products. From 2002 until 2007, Mr. Carlton served as Vice President of Finance and Controlling for the largest business unit of SGL Carbon, and in that capacity was responsible for the controlling, finance and accounting functions. Since beginning his career with SGL Carbon in 1994, Mr. Carlton has worked in a variety of accounting and financial positions at various locations within and outside of the U.S. Mr. Carlton holds a bachelors degree in financial management, a masters of business administration degree and completed the Senior Executive Education Program at the London Business School. Mr. Carlton also has insurance experience on both a domestic and international scale. He is also a director of the Carolina chapter of the National Association of Corporate Directors (“NACD”) and is a registered NACD Governance Fellow. Mr. Carlton serves on the board of E4 Carolinas of Charlotte, North Carolina. Mr. Carlton is a first cousin by marriage to Mr. Drahozal, another director of the Company.
Scott L. Carlton
Age 51
Director since 2012

Ms. Clancy has a wealth of valuable experience in the insurance industry, having most recently served as the Global Chief Technology Officer for AEGON N.V. ("AEGON") (2013-2016), which is a multinational life insurance, pensions and asset management company headquartered in The Hague, Netherlands. AEGON is a parent company of Transamerica Corporation, an American holding company for various life insurance companies and investment firms doing business primarily in the United States, offering life and supplemental health insurance, investments, and retirement services. Throughout her 40-year career with AEGON, Ms. Clancy held numerous financial leadership positions including President of Transamerica Life Insurance Company (2008-2016), Executive Vice President and Chief Operating Officer of Transamerica Life Insurance Company (2004-2008), Senior Vice President, Information & Finance and Treasurer of Life Investors Insurance Co. of America (1997-2004), and Vice President and Controller of Life Investors Insurance Co. of America (1992-1997). She was actively involved in all major acquisitions, strategy development, change initiatives and business integration. Ms. Clancy is currently a Director for UnityPoint Health, a nonprofit healthcare organization operating in Iowa, Illinois and Wisconsin.
Brenda K. Clancy
Age 65
Director since 2016

Mr. Ramlo has served as our President and Chief Executive Officer since May 2007. He previously served as Chief Operating Officer (2006-2007), as Executive Vice President (2004-2007), and as Vice President, Fidelity and Surety (2001-2004). Mr. Ramlo has been with the Company since 1984 and has a very strong knowledge of our business and the insurance industry. He holds numerous professional insurance designations, including Chartered Property and Casualty Underwriter, Associate in Fidelity and Surety Bonding, Associate in Management and Associate in Risk Management. Mr. Ramlo is a long-time community leader and supporter, with service to many diverse organizations. He serves as a director of Cedar Rapids Metro Economic Alliance, an economic development organization, a member of the board of trustees of the Cedar Rapids Public Library, a member of the University of Northern Iowa School of Business Executive Advisory Board, a trustee on the Iowa College Foundation Board and a trustee of the Eastern Iowa Branch of the Juvenile Diabetes Research Foundation International.
Randy A. Ramlo
Age 58
Director since 2008

Susan E. Voss joined American Enterprise Group, Inc. as its Vice President and General Counsel in November 2013. Headquartered in Des Moines, Iowa, American Enterprise Group provides personal and customized health and life insurance solutions for individuals, families and small business owners. In 2019, Voss became VP of Government Relations and retired December 31, 2019. Prior to joining American Enterprise Group, Inc., Ms. Voss had her own consulting firm in 2013, Voss Consulting, LLC, which provided consulting and expert witness services in the areas of insurance and financial product regulation and compliance issues. Before Voss Consulting, Ms. Voss worked in Iowa state government for 31 years, the last 20 of which were spent with the Iowa Insurance Division. In 2005 she was appointed by then-Governor Tom Vilsack to serve as Iowa Insurance Commissioner, a position she held until 2013. Ms. Voss was elected by her peers as an officer of the National Association of Insurance Commissioners (“NAIC”) in 2007 and served as its President in 2011. During her time as Iowa Insurance Commissioner and her tenure with the NAIC, Ms. Voss served on a number of NAIC committees including: Market Conduct and Regulation Committee (which she chaired from 2005 to 2006), the Principles-Based Reserving Working Group (which she chaired in 2012), International Insurance Committee (which she chaired in 2012), Life and Annuities Committee, Financial Condition Committee and Financial Regulation Standards and Accreditation Committee.
Susan E. Voss
Age 64
Director since 2014

Directors (Class C) – Terms Expiring in 2021

Lura E. McBride is the President & CEO at Van Meter Inc. ("Van Meter"), a one-hundred percent employee-owned electrical and automation distributor, a position she has held since 2016. She previously served as Chief Operating Officer since 2010. She has responsibility for the overall vision, direction and growth strategy of Van Meter, employing over 500 employee-owners in 15 locations across Iowa, Nebraska, Kansas and Virginia. She has experience building strong leadership and a high performing culture to create lasting value for customers, supplier partners, communities and employee-owners. She serves on the Van Meter Board of Directors, the Werner Electric Supply Board of Directors and the National Association of Electrical Distributors (NAED). Prior to joining Van Meter in 2008, she worked for almost 15 years at Accenture, a global management consulting company based out of Chicago, Illinois. Her work experiences were in the areas of Systems Integration, Change Management, Human Performance, Knowledge Management, Business Process Design and Program Management. Ms. McBride graduated from University of Iowa with degrees in Finance and Marketing. In the community, Ms. McBride serves on various boards and committees including The Tippie School of Business Advisory Board, Tanager Place, The Hall-Perrine Foundation, Unity Point St. Luke’s Hospital, Iowa BIG and the Cedar Rapids Police Chief Council.
Lura E. McBride
Age 47
Director Nominee

Vote Required and Board Recommendation
Directors in uncontested elections are elected by a majority vote of the shares, represented either in person or by proxy, and entitled to vote in the election at the Annual Meeting at which a quorum is present. In tabulating the voting results for the election of directors, “FOR” votes are counted in favor of the election of a director, and “AGAINST” votes are counted against the election of a director. Abstentions will have the same effect as a vote against the director.
The Board of Directors recommends a vote FOR the election to the Board of each of the five director nominees identified in this proxy statement.

Continuing Directors
The following individuals are continuing members of our Board of Directors who are not up for election at the Annual Meeting.
Directors (Class C) – Terms Expiring in 2021

Mr. Drahozal is an internationally known legal scholar. He is the John M. Rounds Professor of Law and Associate Dean for Research and Faculty Development at the University of Kansas School of Law in Lawrence, Kansas, where he has taught since 1994. During Fall 2015 and Fall 2018 he was the Mason Ladd Distinguished Visiting Professor of Law at the University of Iowa College of Law. He is on the Board of Directors of The McIntyre Foundation. From 2012 to 2016, Mr. Drahozal served as special advisor to the Consumer Financial Protection Bureau, a government agency headquartered in Washington, D.C., on matters related to the use of arbitration clauses in consumer financial services contracts. Prior to teaching, Mr. Drahozal was in private law practice in Washington, D.C., and served as a law clerk for the Iran-U.S. Claims Tribunal, the United States Court of Appeals for the Fifth Circuit and the United States Supreme Court. Mr. Drahozal is a first cousin by marriage to Mr. Carlton, another director of the Company.
Christopher R. Drahozal
Age 58
Director since 1997

Mr. Evans became Chairman of our Board of Directors in October 2009. He has served as a director since 1995 and as Vice Chairman from 1997-2009. Mr. Evans has a very strong business background and currently holds the position of Chairman of The Hall-Perrine Foundation since December 2018, a private philanthropic corporation located in Cedar Rapids, Iowa. He has held the position of President from 1996 to 2018. From 1993 to 1995, he served as President of SCI Financial Group, a regional financial services firm located in Cedar Rapids, Iowa that provided brokerage, insurance and related services to its clients. Mr. Evans has extensive experience with public companies. He has served on the Board of Trustees of registered investment companies in the Nuveen Mutual Funds complex since 1999. He has served as a director of Alliant Energy Corporation of Madison, Wisconsin, a utility company, and as a director of the Federal Reserve Bank of Chicago. Mr. Evans is also a former member of the Iowa Board of Regents, which oversees the state’s public university system. As a long-serving director of our Company, Mr. Evans has gained broad knowledge of the insurance industry generally and our Company in particular.
Jack B. Evans
Age 71
Director since 1995

Mr. Milligan has a strong business background, with service since 1985 as President of The Graham Group, Inc., of Des Moines, Iowa. The Graham Group, Inc. consists of a real estate firm specializing in developing office buildings and a construction firm specializing in constructing hospital facilities. Since 2005, Mr. Milligan has also served as a director of West Bancorporation, Inc. of West Des Moines, Iowa, a bank holding company. Mr. Milligan serves as a director on the loan committee and nominating and governance committee of the West Bancorporation, Inc. Board of Directors. Mr. Milligan previously served as director of Allied Life Insurance Company. Mr. Milligan is a long-time community leader and supporter, being active with the Boy Scouts of America, the Dowling Foundation, and the Variety Club of Iowa.
George D. Milligan
Age 63
Director since 1999

Directors (Class B) – Terms Expiring in 2022

Mr. Besong has a strong technical, business and management background, having previously held the position of Senior Vice President of e-Business and Chief Information Officer for Rockwell Collins, a Fortune 500 company based in Cedar Rapids, Iowa, that provides aviation electronics for both commercial and military aircraft. He was appointed Senior Vice President and Chief Information Officer in 2003, serving until 2015. Since 2015, Mr. Besong has served as a director of QCR Holdings, Inc. of Moline, Illinois, a multi-bank holding company. Mr. Besong is a strong community supporter and member of various industry and community boards. He serves on the board of directors of Lean Aerospace Initiative (LAI), Junior Achievement of Eastern Iowa (Cedar Rapids Area), Mercy Medical Center, Iowa Public Television Foundation and Technology Association of Iowa ("TAI") CIO Advisory Board, where he serves as a member and former chair of the executive board of TAI. Mr. Besong’s business background provides him with a very strong understanding of technological advances critical to the insurance industry. The Board of Directors believes that Mr. Besong’s qualifications to serve as director include his business acumen and distinguished management career as an officer and information technology expert of a Fortune 500 company.
John-Paul E. Besong
Age 66
Director since 2013

Mr. Noyce has a strong business, accounting and insurance industry background, with extensive public company experience. Before retiring, Mr. Noyce had nearly three decades of experience in the financial services industry, most recently as Chief Executive Officer and Director of FBL Financial Group, Inc. (“FBL”), an insurance holding company headquartered in West Des Moines, Iowa. While at FBL, Mr. Noyce served as Chief Executive Officer and Director (2007-2009), Chief Financial Officer (1996-2007), and Chief Administrative Officer (2002-2007). From January 2000 to July 2002 he was Executive Vice President and General Manager of the property casualty companies managed by FBL. Mr. Noyce began his employment with FBL and its affiliates in 1985. From January to May 2016, Mr. Noyce served as Interim CEO of the Greater Des Moines YMCA while the organization performed a search for a permanent CEO. Since 2009, Mr. Noyce has served as a director of West Bancorporation, Inc. of West Des Moines, Iowa, a bank holding company, and was named Board Chairman in April 2018. Mr. Noyce has held or still holds numerous professional certifications and designations including certified public accountant; Fellow, Casualty Actuarial Society; Associate, Society of Actuaries; Fellow, Life Management Institute; and Member, American Academy of Actuaries. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPAs and was inducted into the American Institute of Certified Public Accountants’ Business and Industry Hall of Fame in 2007.
James W. Noyce
Age 64
Director since 2009

Ms. Quass is President and Chief Executive Officer of NRG Media, LLC, headquartered in Cedar Rapids, Iowa, a position that she has held since 2005. NRG Media, LLC is a broadcast group consisting of 42 analog radio stations and 20 digital streaming radio stations in the Midwest. Ms. Quass also served on the board of directors for Van Meter Inc., a distributor of electrical and mechanical supplies, services and solutions in Cedar Rapids, Iowa, and the Cedar Rapids, Iowa, region of U.S. Bank. Ms. Quass’ service extends to community boards as Chair for Mercy Medical Center in Cedar Rapids, Iowa and Trustee of United Way East Central Iowa. Ms. Quass is involved in professional organizations including service on the Board of Directors and Executive Committee of the National Association of Broadcasters and the Radio Advertising Bureau Executive Committee, and as Treasurer of the QMac IBA Foundation and past Chair of the Iowa Broadcasters Association. Ms. Quass has been recognized by the broadcast industry as one of the 40 Most Powerful Broadcasters (2005-2010). In 2017, Ms. Quass was recognized by the Radio Industry, receiving the Radio Wayne "Americas Best Broadcaster Award and MIW Trailblazer Award given to Outstanding Women leaders. In 2019, Ms. Quass received the National Association of Broadcasters National Radio Award. Ms. Quass has a very strong understanding of the insurance industry in general and our business operations in particular due to her service on our Board of Directors.
Mary K. Quass
Age 69
Director since 1998

Mr. Skogman possesses a strong business background. Since 1990, he has served as President of Skogman Construction Co. of Iowa, a company that specializes in residential construction and real estate sales, primarily in Cedar Rapids, Iowa. Skogman Homes has built over 6,200 homes since Mr. Skogman became President. Mr. Skogman also owns an interest in a property-casualty insurance agency. He was inducted into the Cedar Rapids Area Homebuilders Association Hall of Fame in 2008. He serves on the Board of Directors of the National Czech and Slovak Museum and Mercy Medical Center in Cedar Rapids, Iowa.
Kyle D. Skogman
Age 69
Director since 2000

PROPOSAL TWO – RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Information About Our Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2020 and has directed that management submit the selection of the independent registered public accounting firm to shareholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives from Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate shareholder questions. Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Articles of Incorporation, Bylaws or otherwise, the Board of Directors is seeking ratification as a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm.
Fees Billed to United Fire Group, Inc. During 2019 and 2018
The following table represents the total fees billed for services rendered to us by Ernst & Young LLP for the fiscal years ended December 31, 2019, and December 31, 2018, respectively:

Services	2019 Fees ($)	2018 Fees ($)
Audit (1)	1,306,100	1,427,500
Audit-Related (2)	—	—
Tax (3)	100,020	204,495
All Other	—	—
Total Fees	1,406,120	1,631,995
(1)Audit Fees. “Audit” fees consist of fees for professional services rendered for the audit of United Fire Group, Inc.’s Consolidated Financial Statements and internal control over financial reporting, review of the interim Consolidated Financial Statements included in quarterly reports, services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements, and services that generally only the independent registered public accounting firm can reasonably provide.
(2)Audit-Related Fees. “Audit-Related” fees consist of fees for assurance and related services that are traditionally performed by the independent registered public accounting firm and are reasonably related to the performance of the audit or the review of our financial statements, but are not reported as “Audit” fees.
(3)Tax Fees. Tax fees billed to us by Ernst & Young LLP in 2019 and 2018 related to tax compliance, tax advice, or tax planning services rendered to us.

Audit Committee Pre-Approval
The Audit Committee of our Board of Directors is governed by a charter that requires the Audit Committee to appoint, evaluate, and oversee our independent registered public accounting firm. As part of its responsibilities, the Audit Committee reviews and approves the provision of all audit and non-audit services for the purpose of assuring the independence of our independent auditors. The Audit Committee pre-approved all of the services provided and the fees charged by Ernst & Young LLP during 2019 and 2018.
Vote Required and Board Recommendation
Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020 requires the affirmative vote of a majority of the votes cast on this proposal. In tabulating the voting results for the ratification of the appointment of Ernst & Young LLP, abstentions will not affect the voting results on this proposal because only “FOR” and “AGAINST” votes are counted as votes cast.
The Audit Committee and the Board of Directors recommend a vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as United Fire Group, Inc.’s independent registered public accounting firm for 2020.
Report of the Audit Committee*
February 2020
The Audit Committee reviews United Fire Group, Inc.’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In accordance with standards established by the Public Company Accounting Oversight Board (United States), Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an audit of United Fire Group, Inc.’s Consolidated Financial Statements, assessing the effectiveness of United Fire Group, Inc.’s internal control over financial reporting and issuing reports thereon. The Audit Committee monitors these processes. The Audit Committee consists entirely of independent directors and operates pursuant to a charter adopted by it and by the Board of Directors. The Audit Committee met four times during 2019.
The Audit Committee has:
•reviewed and discussed the audited Consolidated Financial Statements with management;
•discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•received from Ernst & Young LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence; and
•discussed with the independent auditors, the auditors' independence.
The Audit Committee has discussed with United Fire Group, Inc.’s internal auditor and with Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and Ernst & Young LLP both with and without management present, to discuss the results of their examinations, the evaluations of United Fire Group, Inc.’s internal controls and the overall quality of United Fire Group, Inc.’s financial reporting process.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited Consolidated Financial Statements be included in United Fire Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission. The Audit Committee appointed Ernst & Young LLP as United Fire Group, Inc.’s independent registered public accounting firm for the year ending December 31, 2020 and recommends that the shareholders ratify the appointment.

James W. Noyce, Chair
John-Paul E. Besong
Scott L. Carlton
Brenda K. Clancy
Christopher R. Drahozal
Jack B. Evans
George D. Milligan
Kyle D. Skogman
*This Report of the Audit Committee is not “soliciting material” and is not deemed “filed” with the SEC. The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include this report unless such report is specifically stated to be incorporated by reference into such document.
PROPOSAL THREE – AMENDMENT OF THE UNITED FIRE GROUP, INC. NON-EMPLOYEE DIRECTOR STOCK PLAN
Description of the Plan
Our Board of Directors has adopted, subject to shareholder approval, an amendment to the 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan (the “Director Plan”) to: (a) increase from 300,000 to 450,000 the number of shares that may be issued under the Director Plan; (b) extend the life of the Director Plan from December 31, 2020 to December 31, 2029; and (c) allow for the grant of awards of restricted stock units ("RSUs"). The amendment also renames the Director Plan as the United Fire Group, Inc. Non-Employee Director Stock Plan. The amendment to the Director Plan will become effective upon shareholder approval. The following summary description of the Director Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the Director Plan, as amended, which is attached to this Proxy Statement as Appendix A.
Nature and Purpose of the Director Plan
The Director Plan authorizes the Board of Directors to grant to non-employee directors awards of restricted stock, RSUs settled in shares of our common stock, and non-qualified stock options to purchase our common stock. Such awards may be granted alone, in tandem, or in addition to other awards. The purpose of the Director Plan is to advance the interests of our Company through the attraction, motivation, and retention of qualified non-employee directors. The Director Plan provides a means for non-employee directors to increase their equity ownership of our Company. By increasing their equity ownership, their economic interests will more closely align with those of our other shareholders, and the non-employee directors will have an additional incentive to contribute to our Company’s success.
Shares of Stock Subject to the Director Plan
The Director Plan previously reserved 300,000 shares of common stock that the Board of Directors could allocate between awards of non-qualified stock options and awards of restricted stock. As of December 31, 2019, only 34,863 shares remained available to be awarded under the Director Plan; and awards covering 47,554 shares were outstanding under the Director Plan. The proposed amendment increases the number of shares that may be issued under the Director Plan from 300,000 to 450,000. If the shareholders approve the amendment to the Director Plan, the Board of Directors will be able to grant awards with respect to an additional 150,000 shares of common stock without again seeking approval from the shareholders. On March 23, 2020, the closing sales price per share of our common stock as reported on NASDAQ was $29.46.
If there is any change in the shares of our common stock because of a merger, consolidation or reorganization, or if the Board of Directors declares a stock dividend or stock split distributed in shares of common stock, or if there is a change in our capital stock structure affecting our common stock, the number of shares of common stock reserved for issuance under the Director Plan will be correspondingly adjusted to prevent dilution or enlargement of awards granted under the Director Plan.
Administration
The Director Plan is administered by the Board of Directors and the Compensation Committee.

Plan Term
The effective date of the most recent amendment to the Director Plan was May 18, 2011, the date the amendment was approved by the shareholders, and the Director Plan is scheduled to expire on December 31, 2020. The proposed amendment to the Director Plan provides that the Director Plan will expire on December 31, 2029, thereby extending the life of the Director Plan.
Eligibility
Awards under the Director Plan may be granted only to non-employee directors, as recommended by the Compensation Committee and approved by the Board of Directors. As of March 23, 2020, there were 10 non-employee directors eligible to receive awards pursuant the Director Plan. In granting awards to directors, our Compensation Committee takes into account the duties of the directors, their present and potential contribution to our success and the success of our subsidiaries, and other factors that our Compensation Committee deems relevant in connection with accomplishing the purposes of the Director Plan. See Director Compensation in this proxy statement for a description of our directors’ compensation program.
Although all of our non-employee directors will be eligible for awards under the Director Plan, as amended, it is not possible, at this time, to predict the future benefits and amounts that will actually be received by any individual director or group of directors.
Limitations
The Director Plan provides that no non-employee director may be granted awards under the Director Plan with an aggregate grant date fair value in a calendar year that exceeds $300,000.
Terms and Conditions of Awards
The Compensation Committee or the Board of Directors may grant awards of options, restricted stock and RSUs subject to such restrictions and conditions as they determine. Each award must be evidenced by a written agreement between us and the individual director specifying the number of shares and the other terms, restrictions, and conditions of the award. Awards may be subject to additional terms and conditions, including those described below.
Exercise Price; Consideration
At the time a stock option award is granted, the Compensation Committee or the Board of Directors will determine the exercise price for the shares of common stock underlying the stock option. The exercise price for a stock option award may not be less than 100% of the "fair market value" of a share of common stock on the date the stock option is granted, as defined in the Director Plan.
The Compensation Committee or the Board of Directors may grant awards of restricted stock or RSUs for such consideration as they may determine, including cash, cash equivalents, full-recourse promissory notes, past services and future services, provided that to the extent an award of restricted stock consists of newly issued restricted stock or to the extent shares of common stock underlying an award of RSUs are to be newly issued, the director must furnish consideration having a value not less than the par value of the restricted stock or shares of common stock, as applicable.
Payment of Consideration
The means of payment for shares issued upon exercise of an award may be specified in each award agreement. The Director Plan permits payment to be made by cash, delivery of other shares of Company common stock, or broker-assisted sales. The Board of Directors may condition the delivery of any shares or other benefits under the Director Plan on satisfaction of applicable withholding obligations.
Vesting Conditions
Restrictions and conditions may lapse in full or in installments on the basis of factors, including the director's continued service, as determined by the Compensation Committee or the Board of Directors and specified in the applicable award agreement. If the Board of Directors does not designate a vesting schedule for a stock option award, the stock option award will become fully vested on the one-year anniversary of the grant date.
Dividends and Dividend Equivalents
A stock option award agreement or RSU award agreement may provide that the award includes the right to receive dividends or dividend equivalents payable in cash or shares of common stock. Any dividends and dividend equivalents under any award will be subject to the same vesting conditions and payment dates as the underlying shares of common stock, and no dividends or dividend equivalents will be paid unless and until the related award has vested.
Term of Stock Option Award
The Board of Directors has the discretion to set the term of each stock option award, provided the term may not be more than 10 years from the date of grant. No award may be exercised after the expiration of its term.
Change in Control
Notwithstanding any restrictions set forth in any award agreement, all awards will become immediately vested and exercisable upon the occurrence of a change in control (as defined in the Director Plan). A change in control will occur if: (i) any person becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of our outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; (iii) a merger, share exchange or consolidation with any other company is consummated, other than a merger, share exchange or consolidation that would result in the voting securities outstanding immediately prior thereto continuing to represent at least 50% of the combined voting power of the surviving entity outstanding immediately after such merger, share exchange or consolidation, or our shareholders approve a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all our assets.
Death or Retirement of Director
Upon the death of a director or the retirement of a director from the Board of Directors, that director’s options whose terms have not expired become fully vested and immediately exercisable. If a director dies during the term of an option without having fully exercised the option, the executor or administrator of the director’s estate or the person who inherits the right to exercise the option by bequest or inheritance shall have the right at any time following the director’s death until the expiration date of the option to exercise the option. Upon the death of the transferee of an option transferred upon the death of a director, the transferee’s executors, administrators or beneficiaries may exercise the option for a period of one year following the date of the transferee’s death, provided that in no event may an option be exercised after its expiration date. Upon the retirement, disability or death of a director or in special circumstances, the Board of Directors may waive restrictions with respect to that director’s restricted stock or RSUs.
Non-Transferability of Awards
Unless otherwise provided by the Compensation Committee or the Board of Directors, awards granted under the Director Plan are not transferable other than by will or the laws of descent and distribution.
Other Provisions
An award agreement may contain other terms, provisions, and conditions not inconsistent with the Director Plan, as the Compensation Committee or the Board of Directors may determine.
Summary of Federal Income Tax Consequences of the Director Plan
The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the Director Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.
The following discussion is based on an analysis of the Internal Revenue Code, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a director may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.
The grant of a stock option under the Director Plan will create no income tax consequences to the non-employee director or to us. A director who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock acquired at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the non-employee director. A subsequent disposition of the common stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the exercise price of the option.

This capital gain or loss will be long-term capital gain or loss if the common stock has been held for more than one year from the date of exercise.
A director will not recognize taxable income at the time restricted stock is granted and we will not be entitled to a tax deduction at that time, unless the director makes an election to be taxed at that time. If such election is made, the director will recognize compensation taxable as ordinary income at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the director will recognize compensation taxable as ordinary income at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is generally deductible by the Company.
A director will not recognize taxable income at the time a RSU is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the director will recognize compensation taxable as ordinary income in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction.
Amendment and Discontinuance of the Director Plan
The Board of Directors may at any time amend or discontinue the Director Plan, provided the Board of Directors may not, without shareholder approval, (i) decrease the exercise price for shares under a stock option to less than 100% of the fair market value of the shares on the date the option is granted, as defined in the Director Plan, (ii) change the class of persons to whom awards may be made pursuant to the Director Plan, (iii) provide for awards to be exercisable more than 10 years after the date granted, or (v) increase the number of shares to be reserved for awards granted pursuant to the Director Plan. In addition, the Board of Directors may not revoke or alter the terms of any award previously granted pursuant to the Director Plan with the impacted director's consent.
Historical Equity Awards Table
The following table sets forth the number of stock options and shares of restricted stock granted over the lifetime of the Director Plan to the Company's non-employee directors as of March 23, 2020. As noted above, only directors are eligible to receive awards under the Director Plan.

Group	Stock Options	Restricted Stock
All non-executive directors	190,649	98,491

Vote Required and Board Recommendation
Approval regarding the amendment of the United Fire Group, Inc. Non-Employee Director Stock Plan requires the affirmative vote of a majority of the shares (represented either in person or by proxy) entitled to vote in the election at a meeting at which a quorum is present.
The Board of Directors recommends a vote FOR the proposed amendment of the United Fire Group, Inc. Non-Employee Director Stock Plan.
PROPOSAL FOUR – SHAREHOLDER ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Say-On-Pay Advisory Vote
As required pursuant to Section 14A of the Exchange Act, shareholders have the opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers (“Say-on-Pay Vote”). Our Board of Directors is committed to corporate governance best practices and recognizes the interest of shareholders in executive compensation matters. Although the vote is advisory and is not binding on the Board of Directors, the Compensation

Committee will review the voting results and consider the constructive feedback obtained through the shareholder advisory vote in making decisions about future compensation arrangements for our named executive officers.
Based on the voting results of the 2017 Annual Meeting with respect to the frequency of future Say-on-Pay votes, the Board had decided to include a Say-on-Pay vote in our proxy statement on an annual basis until the next required advisory vote on the frequency of future Say-on-Pay votes.
As discussed in Compensation Discussion and Analysis in this proxy statement, the Board of Directors believes that our current executive compensation program directly links executive compensation to our Company’s performance and aligns the interests of our named executive officers with those of our shareholders. For example:
•Our executive compensation program encourages executive decision-making that is aligned with the long-term interests of our shareholders;
•Bonuses and performance stock unit awards for named executive officers are tied to specific performance goals;
•We encourage long-term stock ownership by our executive officers with award features such as time-based vesting;
•We have adopted stock ownership guidelines for our executive officers; and
•Our compensation uses a balance of short- and long-term performance metrics to encourage the efficient management of our business and minimize excessive risk-taking.
The Board of Directors believes that United Fire Group, Inc.’s executive compensation program is designed to meet the objectives discussed in the Compensation Discussion and Analysis section of this proxy statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution: “RESOLVED, that the compensation paid to United Fire Group, Inc.’s named executive officers as described in the proxy statement under Executive Compensation, including the Compensation Discussion and Analysis section, the compensation tables and other narrative disclosure, contained therein, is hereby APPROVED.”
Vote Required and Board Recommendation
Approval of the resolution regarding the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on this proposal. In tabulating the voting results for the resolution regarding executive compensation, abstentions will not affect the voting results on this proposal because only “FOR” and “AGAINST” votes are counted as votes cast.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.
Security Ownership of Certain Beneficial Owners
The following table sets forth information as of March 23, 2020, with respect to persons known to us to beneficially own more than five percent of the Company Common Stock, based solely on our review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as otherwise indicated, each of the shareholders listed in the following table has sole voting and dispositive power over the shares beneficially owned:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)		Percent of Class (%)
Common	BlackRock, Inc. 55 East 52nd St New York NY 10055	3,335,704	(1)	13.4%
Common	Dee Ann McIntyre 1218 Bishops Lodge Rd Santa Fe NM 87501-1099	2,997,102	(2)	12.0%
Common	The Vanguard Group 100 Vanguard Blvd Malvern PA 19355	2,256,554	(3)	9.0%
Common	Dimensional Fund Advisors LP 6300 Bee Cave Rd Austin TX 78746	1,941,999	(4)	7.8%
Common	EARNEST Partners LLC 1180 Peachtree St NE Ste 2300 Atlanta GA 30309	1,524,477	(5)	6.1%
(1)Based on a Schedule 13G (Amendment No. 11) filed with the SEC on February 4, 2020, the number of securities beneficially owned by BlackRock, Inc. as of December 31, 2019 includes: 3,286,038 shares for which it holds sole voting power and 3,335,704 shares for which it holds sole dispositive power.
(2)Based on a Schedule 13G (Amendment No. 7) filed with the SEC on February 14, 2019, the number of securities beneficially owned by Mrs. McIntyre as of December 31, 2018 includes: 2,525,239 shares for which Mrs. McIntyre holds sole voting and dispositive power, and 471,863 shares for which Mrs. McIntyre holds shared voting and dispositive power.
(3)Based on a Schedule 13G (Amendment No. 5) filed with the SEC on February 12, 2020, the number of securities beneficially owned by The Vanguard Group as of December 31, 2019 includes: 22,437 shares for which it holds sole voting power, 4,820 shares for which is holds shared voting power, 2,231,944 shares for which it holds sole dispositive power and 24,610 shares for which it holds shared dispositive power.
(4)Based on a Schedule 13G (Amendment No. 11) filed with the SEC on February 12, 2020, the number of securities beneficially owned by Dimensional Fund Advisors LP ("Dimensional") through various funds and accounts as of December 31, 2019 includes: 1,888,989 shares for which it holds sole voting power and 1,941,999 shares for which it holds sole dispositive power. Dimensional disclaims beneficial ownership of such securities.
(5)Based on a Schedule 13G (Amendment No. 18) filed with the SEC on February 7, 2020, the number of securities beneficially owned by EARNEST Partners, LLC as of December 31, 2019 includes: 911,583 shares for which it holds sole voting power and 1,524,477 shares for which it holds sole dispositive power.
Security Ownership of Management
The following table sets forth certain information regarding the beneficial ownership of our Company Common Stock as of March 23, 2020, with respect to each of our directors, director nominees, named executive officers and all of our directors and executive officers as a group. As of March 23, 2020, we had 24,982,154 shares of Company Common

Stock outstanding. Except as otherwise indicated, each of the shareholders listed in the following table has sole voting and dispositive power over the shares beneficially owned:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#) (1)		Percent of Common Stock Outstanding (%)
John-Paul E. Besong	11,968	(2)	*
Scott L. Carlton	128,580	(3)	*
Brenda K. Clancy	4,006	(4)	*
Christopher R. Drahozal	887,473	(5)	3.55
Barrie W. Ernst	70,275	(6)	0.28
Jack B. Evans	60,686	(7)	*
Dawn M. Jaffray	28,518	(8)	0.11
Lura E. McBride	100	(9)	*
George D. Milligan	40,622	(10)	*
James W. Noyce	18,355	(11)	*
Mary K. Quass	27,436	(12)	*
Randy A. Ramlo	244,195	(13)	0.98
Neal R. Scharmer	39,400	(14)	0.16
Kyle D. Skogman	38,786	(15)	*
Susan E. Voss	8,277	(16)	*
Michael T. Wilkins	112,080	(17)	0.45
All directors and executive officers as a group	1,720,757		6.89
*Represents less than 1% of the issued and outstanding shares of Company Common Stock as of March 23, 2020.
(1)The inclusion in this table of any shares shown as beneficially owned does not constitute admission of beneficial ownership. None of the shares disclosed in the table are pledged as security. In computing the number of shares of Company Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares Company Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days from March 23, 2020, and Company Common Stock issuable upon the vesting of restricted stock units ("RSU") within 60 days from March 23, 2020, to be outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)Includes 10,213 shares owned individually by Mr. Besong and stock options for 1,755 shares that are exercisable by Mr. Besong on or before 60 days from March 23, 2020.
(3)Includes 87,200 shares owned individually by Mr. Carlton and 41,380 shares owned in accounts for the benefit of Mr. Carlton’s children.
(4)Includes 4,006 shares owned individually by Ms. Clancy.
(5)Includes 30,912 shares owned individually by Mr. Drahozal, 243,086 shares owned individually by Mr. Drahozal’s wife, 74,714 shares owned in accounts for the benefit of Mr. Drahozal’s children, 471,863 shares owned by The McIntyre Foundation, of which Mr. Drahozal and his wife serve as directors, and 66,898 shares owned by the J. Scott McIntyre Trust FBO the Kaye Drahozal Family, of which Mr. Drahozal and his wife serve as co-trustees.
(6)Includes 8,638 shares owned individually by Mr. Ernst, 7,822 shares owned in a Company 401(k) account for Mr. Ernst’s benefit, 1,178 shares held individually by Mr. Ernst’s wife, stock options for 48,496 shares that are exercisable by Mr. Ernst on or before 60 days from March 23, 2020, and 1,479 RSUs and 2,662 PSUs vesting on or before 60 days from March 23, 2020.
(7)Includes 51,935 shares owned individually by Mr. Evans, 2,000 shares held in a 401(k) account for Mr. Evan’s benefit, 3,674 shares held in an individual retirement account for Mr. Evans’ benefit, 2,024 shares held in an IRA account for the benefit of Mr. Evans’ wife, and stock options for 1,053 shares that are exercisable by Mr. Evans on or before 60 days from March 23, 2020.
(8)Includes 1,181 shares owned individually by Ms. Jaffray, stock options for 22,368 shares that are exercisable by Ms. Jaffray on or before 60 days from March 23, 2020, and 1,774 RSUs and 3,195 PSUs vesting on or before 60 days from March 23, 2020.
(9)Includes 100 shares owned by Ms. McBride individually.
(10)Includes 38,867 shares owned individually by Mr. Milligan and stock options for 1,755 shares that are exercisable by Mr. Milligan on or before 60 days from March 23, 2020.
(11)Includes 12,955 shares owned individually by Mr. Noyce, 1,500 shares held in a trust account for Mr. Noyce’s wife, and stock options for 3,900 shares that are exercisable by Mr. Noyce on or before 60 days from March 23, 2020.

(12)Includes 18,082 shares owned individually by Ms. Quass and stock options for 9,354 shares that are exercisable by Ms. Quass on or before 60 days from March 23, 2020.
(13)Includes 36,378 shares owned individually by Mr. Ramlo, 404 shares owned individually by Mr. Ramlo’s wife, 2,266 shares owned by a Company 401(k) account for Mr. Ramlo’s benefit; stock options for 194,382 shares that are exercisable by Mr. Ramlo on or before 60 days from March 23, 2020, and 3,844 RSUs and 6,921 PSUs vesting on or before 60 days from March 23, 2020.
(14)Includes 9,456 shares owned individually by Mr. Scharmer, 2,891 shares held in a Company 401(k) account for Mr. Scharmer’s benefit, stock options for 24,569 shares that are exercisable by Mr. Scharmer on or before 60 days from March 23, 2020, and 887 RSUs and 1,597 PSUs vesting on or before 60 days from March 23, 2020.
(15)Includes 28,691 shares owned individually by Mr. Skogman, 5,650 shares owned by Mr. Skogman’s wife, and stock options for 4,445 shares that are exercisable by Mr. Skogman on or before 60 days from March 23, 2020.
(16)Includes 8,277 shares owned individually by Ms. Voss.
(17)Includes 25,171 shares owned individually by Mr. Wilkins, 2,878 shares held in a Company 401(k) account for Mr. Wilkins’s benefit, stock options for 79,062 shares that are exercisable by Mr. Wilkins on or before 60 days from March 23, 2020, and 1,774 RSUs and 3,195 PSUs vesting on or before 60 days from March 23, 2020.
Equity Compensation Plan Information
The United Fire Group, Inc. Stock Plan authorizes the Board of Directors to grant stock options and other stock awards to employees of the Company or its subsidiaries and affiliates, with 3,400,000 shares initially reserved for such awards and 834,910 shares remaining available for future issuance at December 31, 2019.
The 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan authorizes the Board of Directors to grant stock options and restricted stock to non-employee directors, with 300,000 shares initially reserved for such awards and 34,863 shares remaining available for future issuance at December 31, 2019.
The following table shows information, as of December 31, 2019, regarding shares of Company Common Stock authorized for issuance under our equity compensation plans.
Equity Compensation Plan Information – 2019

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	1,062,164	(2)	35.39	869,773	(3)
Equity Compensation Plans Not Approved by Security Holders	—		—	—
Total	1,062,164			869,773
(1)The weighted-average exercise price is calculated based solely on the exercise prices of outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding PSUs or RSUs that have no exercise price.
(2)Includes 829,714 stock options, 159,062 RSUs, and 73,388 PSUs (assuming probable achievement estimated as of December 31, 2019).
(3)Includes 834,910 shares available for issuance under the United Fire Group, Inc. Stock Plan and 34,863 shares available for issuance under the 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan.
The Company previously offered an employee stock purchase plan that was terminated effective January 8, 2020.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership of Company Common Stock and other equity securities with the SEC. SEC regulations require us to identify in this proxy statement any Reporting Person who failed to timely file a report during the most recent calendar year. Based solely on our review of copies of reports filed under Section 16(a) and written representations made to us by Reporting Persons, we believe that all applicable filing requirements were complied with for the fiscal year ended December 31, 2019 with the following exception: on February 15, 2019,

David Conner became vested in RSUs resulting in 1,869 shares withheld for payment of tax liabilities, which was reported late on Form 4 on February 22, 2019.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Committee of our Board of Directors is responsible for developing the philosophy and structure of the compensation program for our named executive officers and recommends compensation levels to our Board of Directors for approval. This Compensation Discussion and Analysis provides an overview of our executive compensation program for 2019 and our executive compensation philosophy and structure.
Executive Overview
Company Performance
Below is a brief summary of our fiscal year 2019 financial performance. The numbers below are presented according to U.S. Generally Accepted Accounting Principles ("GAAP"). The combined ratio is the property and casualty industry standard measure of underwriting profitability. A combined ratio under 100% indicates that an insurance company is generating an underwriting profit and a combined ratio over 100% indicates that an insurance company is generating an underwriting loss. In 2019, we produced a GAAP combined ratio of 109.0% (103.1% excluding catastrophe losses).
In addition to our combined ratio results, other notable activity included the following:
•Our return-on-equity decreased to 1.7% in 2019 from 3.0% in 2018.
•Our net income decreased to $14.8 million in 2019 from $27.7 million in 2018.
•Our catastrophe losses increased to $64.4 million in 2019 from $46.7 million in 2018.
•The book value of our common stock increased to $36.40 in 2019 from $35.40 in 2018.
During 2019, our results were impacted by an increase in severity of losses in our commercial auto line of business, prior year reserve strengthening in our Gulf Coast region and an increase in catastrophe losses. These were all partially offset by an increase in the fair value of our equity portfolio recognized as a realized gain in the income statement.
Capital Management
In 2019, we declared and paid cash dividends of $1.30 per share to shareholders. We have paid a quarterly dividend every quarter since March 1968. In 2019, we also repurchased 258,756 shares of our Company Common Stock at an average cost of $45.22 per share and a total cost of $11.7 million. We are authorized by our Board of Directors to purchase an additional 1,857,444 shares of Company Common Stock under our current share repurchase program, which expires in August 2020. The amount and timing of any future repurchases will be at management’s discretion.
Consideration of Say-on-Pay Results
In 2019, approximately 99% of our shareholders who voted on the “say-on-pay” proposal at our 2019 Annual Meeting approved the compensation of our named executive officers as described in our 2019 proxy statement. The Compensation Committee carefully considered the results of this advisory, non-binding shareholder vote and did not implement any changes to the compensation programs for our named executive officers as a result of the shareholder vote.
Pay-For-Performance
Absolute Pay-TSR Alignment
The following chart demonstrates the alignment between total shareholder return ("TSR") and the compensation of our CEO for the last five calendar years. We believe the chart illustrates the correlation between changes in the

Company's TSR and the CEO's compensation, which is consistent with, and reflects our philosophy of, aligning compensation with the interests of shareholders and long-term value creation.

Absolute Pay-TSR Alignment
4000000
3200000
2400000
1600000
800000
0
Pay ($) (1)
240
210
180
150
120
90
Indexed TSR ($) (2)
100.00
1,831,642
132.28
173.66
2,034,696
2,623,851
165.04
216.29
3,131,279
175.46
2,266,669
2014
2015
2016
2017
2018
2019
Period Ending
CEO Pay (1)
Indexed TSR (2)

(1)"CEO Pay" means the sum of salary, bonus, non-equity incentive plan awards, stock awards, option awards, change in pension value and non-qualified deferred compensation earnings, together with all other compensation, as reported in the Summary Compensation Table for our CEO for the applicable year.
(2)The value of "Indexed TSR" at each year-end shown above is based on the then-current value of an assumed $100 investment in Company Common Stock on December 31, 2014, and reflects changes in stock price and assumes that dividends paid to shareholders are reinvested in Company Common Stock on the date paid.
Compensation and Benefits Philosophy
When determining the compensation levels for our named executive officers, the Compensation Committee considers the following principles:
•Performance. The Compensation Committee has tied the compensation of our named executive officers to the Company’s achievement of pre-established performance goals. The Compensation Committee considers the individual’s contribution to Company performance and, where applicable, to the performance of his or her functional area. The Compensation Committee and Board of Directors believe that tying each named executive officer’s compensation to the achievement of pre-established performance goals creates an incentive for the executive to achieve the Company’s objectives and further align his or her interests with our shareholders.
•Fairness and Reasonableness. We strive to provide compensation and benefit programs that are fair and competitive with our industry peers, while reasonably rewarding our named executive officers for their service relative to performance.
•Cost. We strive to provide appropriate incentives and motivation to our named executive officers that will continue to increase value to our shareholders by designing compensation programs that we believe are cost-effective and affordable.
Benchmarking
The Compensation Committee engaged Frederic W. Cook & Co., Inc. ("FW Cook") as an independent compensation consultant to assist it in analyzing our comparison group and evaluating the competitiveness and design of our compensation program for our named executive officers. The Compensation Committee used FW Cook’s Top Officer Competitive Compensation Analysis ("Analysis") to evaluate the reasonableness of 2019 salary recommendations for our named executive officers. As described below, FW Cook’s Analysis used both comparison group data and published survey data. The Compensation Committee identified the 19-company comparison group to evaluate 2019 compensation decisions, based upon the recommendations of FW Cook.
Companies included in the comparison group met the following criteria:
•Industry group: property and casualty, and multi-line insurance carriers;
•Revenues between $350 million and $3.15 billion;
•Market capitalization between $285 million and $4.5 billion; and
•Meets one of the following criteria: (a) prior comparison company; (b) included in the Institutional Shareholder Services ("ISS") peer group in its 2018 proxy analysis; or (c) names United Fire Group, Inc. as a comparison company.
The following 19 companies were included in the 2019 comparison group used to assist with evaluating 2019 compensation decisions. This was the same peer group that was used to evaluate 2018 compensation decisions except for the additions noted below and the deletion of FBL Financial Group, Inc., National General Holdings Corporation and OneBeacon Insurance Group due to not meeting the criteria identified above.
2019 Comparison Group

•	Ambac Financial Group, Inc. #	•	Navigators Group Inc.
•	Amerisafe, Inc.	•	ProAssurance Corporation
•	Argo Group International Holdings Ltd	•	RLI Corporation
•	Donegal Group Inc.	•	Safety Insurance Group Inc.
•	EMC Insurance Group Inc.	•	Selective Insurance Group Inc.
•	Employers Holdings Inc.	•	State Auto Financial Corporation
•	Global Indemnity Limited #	•	Stewart Information Services
•	Horace Mann Educators Corporation	•	United Insurance Holdings Corp. #
•	Infinity Property & Casualty Corporation	•	Universal Insurance Holdings, Inc.
•	Kemper Corporation
(#) Addition to comparison group from 2018.
In addition to comparison group data, the FW Cook Analysis also utilized data from Ward Group® Property & Casualty Insurance—US Survey, a published third-party compensation survey in which the Company participates.
FW Cook's Analysis compared the total direct compensation of our named executive officers to the average of median market data from the comparison group and the industry survey data. While the Compensation Committee reviewed FW Cook's Analysis to evaluate the market competitiveness of the executive compensation program, the Compensation Committee also considered a number of other factors in evaluating the 2019 overall compensation of our named executive officers. These other factors included: (a) the Company’s recent performance; (b) the executive’s experience, responsibilities and role in Company culture; (c) our existing compensation structure; and (d) the relationship in compensation between our named executive officers and our other employees.
Risk Considerations
We believe that the design and objectives of our compensation program for named executive officers provides an appropriate balance of fixed compensation (base salary) and at-risk compensation (incentives). Total direct compensation of our named executive officers is intended to provide a balanced program that encourages the named executive officers to take appropriate risks aimed at improving Company performance and enhancing long-term shareholder value, while avoiding inappropriate risks. In this regard, our compensation program for named executive officers includes, among other things, the following design features:
•a balanced mix of cash-based and equity-based compensation;
•a balanced mix of short-term and long-term incentives;
•variable compensation based on a variety of performance goals;
•threshold performance goals that must be achieved to earn incentives;
•time-based vesting requirements for equity-based compensation; and
•stock ownership guidelines.

After reviewing our Company's compensation plans applicable to all employees, we have determined that none of these plans create risks that would have a material adverse effect on the Company.
Annual Compensation Process
Role of Management
Our Chief Executive Officer has a role in determining the compensation of named executive officers other than his own. Guided by the principles discussed under Compensation and Benefits Philosophy, our Chief Executive Officer:
•facilitates the collection and compilation of data for consideration by the Compensation Committee;
•identifies appropriate performance measures and recommends to the Compensation Committee performance goals that the Compensation Committee may consider to determine short-term and long-term incentive awards; and
•develops compensation recommendations for each named executive officer position other than his own.
Role of the Compensation Committee and Board of Directors
The Compensation Committee refer to the principles discussed under Compensation and Benefits Philosophy to guide it in determining and implementing compensation programs for our named executive officers. For named executive officers other than our Chief Executive Officer, the Compensation Committee receives and reviews Mr. Ramlo’s recommendations as described above and makes recommendations to the full Board of Directors. The full Board of Directors then acts on these recommendations to set the compensation of our named executive officers.
The Compensation Committee takes the following steps to approve the compensation of our Chief Executive Officer:
•The Compensation Committee identifies appropriate performance measures.
•The Compensation Committee considers the compensation principles discussed under the heading Compensation and Benefits Philosophy as well as each of the Company’s compensation elements, and reviews market data and recommendations from the executive compensation study prepared by FW Cook. Based on that consideration and review, it annually recommends to the Board of Directors the base salary, annual incentive compensation and long-term incentive awards for our Chief Executive Officer. The Board of Directors reviews and considers the proposals of the Compensation Committee and makes its final determination based on what it believes to be in the interests of the Company and our shareholders.
Role of Independent Consultants
Under its charter, the Compensation Committee, in its sole discretion, has the authority, resources and funds necessary to retain or obtain the advice of outside advisers, including independent compensation advisers, legal counsel and other advisers and experts. Prior to retaining or obtaining advice from such outside advisers, the committee evaluates their independence by reference to the NASDAQ Listing Rules.
During 2019, the Compensation Committee engaged FW Cook to advise it on compensation matters for our named executive officers. FW Cook reported directly to the Compensation Committee and provided services related to named executive officer compensation. Management did not participate in the selection process and did not recommend FW Cook, nor did management participate in specific matters assigned to FW Cook by the Compensation Committee. Although particular assignments may vary, compensation consultant engagements by the Compensation Committee have generally included:
•reviewing and advising on all principal aspects of compensation for named executive officers, including base salaries, equity awards and annual incentive plan awards for named executive officers;
•reviewing and advising the Compensation Committee on compensation for non-employee directors; and
•providing advice and input to the Compensation Committee on the identification and selection of appropriate peer companies.
Compensation Consultant Independence
The Compensation Committee carefully considers the independence of the consultants it hires prior to engagement. To maintain the independence of the compensation consultant, the Compensation Committee has the sole authority to retain or terminate FW Cook. In connection with its engagement of FW Cook, the Committee considers various factors bearing upon FW Cook's independence including, but not limited to, the amount of fees received by FW Cook from the Company as a percentage of FW Cook's total revenue, FW Cook's policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship with a member of the Compensation Committee or management that could impact FW Cook's independence. After reviewing these and other factors, the

Committee determined that FW Cook was independent and that its engagement did not present any conflicts of interest.
Elements of Compensation
We compensate our named executive officers using direct compensation and Company-sponsored benefit plans. As direct compensation, we pay competitive base salaries and performance-based cash and equity awards. Our named executive officers participate in Company-sponsored health and welfare benefit plans available generally to all salaried employees of the Company. In addition, we provide nonqualified deferred compensation plans and limited perquisites to our named executive officers as discussed below.
Total Direct Compensation
During 2019, total direct compensation consisted of: (a) base salary; (b) annual performance-based cash awards; and (c) long-term equity-based awards. We pay these elements of direct compensation because we believe:
•a fair, reasonable and competitive base salary is essential to attract and retain talented executives;
•annual performance-based cash awards recognize and reward the named executive officer’s role in overall Company performance; and
•equity-based compensation helps our named executive officers to “think like owners” and, therefore, aligns their interests with those of our shareholders.
Elements of Compensation

Element	Type	Form	Period	Purpose
Annual Base Salary	Fixed	Cash	Ongoing	Attract and retain; recognize individual performance
Annual Incentive Plan ("AIP")	Variable	Cash	1 year	Short-term company performance
Long Term Incentive Plan ("LTIP")	Variable	Stock Options time-based	3-year pro rata	Shareholder alignment, long-term value creation and retention; represents 25% of total award opportunity
		RSUs time-based	3-year cliff	Shareholder alignment, long-term value creation and retention; represents 25% of total award opportunity
		PSUs performance-based	3-year cliff	Long-term company performance, shareholder alignment and retention; represents 50% of total award opportunity

The mix of the total direct compensation for the CEO and, on average, for the other NEOs are shown below. The charts outline the size, in percentage terms, of each element of targeted total direct compensation at the date of grant.
2019 Compensation Mix at Target
Annual Base Salary
We establish base salary levels to recruit and retain experienced executives who can help us achieve our business goals. We determine a named executive officer’s initial base salary level by considering a variety of factors, including the executive’s experience and responsibilities, our existing compensation structure, comparison group benchmarking and the executive’s role in maintaining a culture that values our employees. The CEO annually recommends to the

Compensation Committee the base salary for each executive position other than his own. For 2019, the Compensation Committee did not recommend to the Board of Directors any increases to the base salary of named executive officers other than market adjustments to the base salaries for Ms. Jaffray and Mr. Scharmer.
The following table shows the 2018 and 2019 year-end base salary levels, as approved by the Board of Directors, for each of our named executive officers:
Annual Base Salary – 2018 and 2019

Name and Principal Position	2018 Base Salary ($)	2019 Base Salary ($)	Change in Base Salary (%)
Randy A. Ramlo – President/Chief Executive Officer	800,000	800,000	—
Michael T. Wilkins – Executive Vice President/Chief Operating Officer	490,000	490,000	—
Dawn M. Jaffray – Senior Vice President/Chief Financial Officer	440,000	460,000	4.5
Barrie W. Ernst – Vice President/Chief Investment Officer	375,000	375,000	—
Neal R. Scharmer – Vice President/General Counsel/Corporate Secretary	327,000	335,000	2.4

Annual Incentive Plan
Structure & Design
The Compensation Committee’s philosophy concerning short-term incentives and the application of that philosophy to determine cash-based compensation remained unchanged from 2018. We have an Annual Incentive Plan ("AIP") that provides annual performance-based cash awards to all Company employees, including all of our named executive officers. The AIP ties a portion of each employee’s annual compensation directly to our financial performance. Our objective in using the AIP is to provide a strong financial incentive for all employees to achieve corporate and functional area goals.
To determine the amount of performance-based cash awards for each named executive officer, we used four performance measures that are defined further below: (1) adjusted return-on-equity; (2) premium growth rate; (3) pure loss ratio; and (4) underwriting expense ratio. As illustrated in the table below, we weight each performance measure and establish threshold, target and maximum performance goals for each performance measure, with increasingly higher awards for attaining increasingly higher performance. Each named executive officer can receive a performance-based cash award for each performance measure. We pay no performance-based cash award for a performance measure if the threshold goal for that measure is not achieved, unless the Compensation Committee exercises discretion.
Potential awards for our named executive officers ranged from 0% to a maximum of 150% of target based upon the achievement of certain predetermined goals and the considerations set forth in greater detail below. Awards under the AIP are calculated separately for each performance measure as follows:

Base Salary × Target Bonus Opportunity × Weighting × Performance Factor	=	Annual Award Payment
Performance Measure Selection
Adjusted ROE – Adjusted return-on-equity ("Adjusted ROE") means return-on-equity, calculated in accordance with GAAP, excluding the impact of unrealized gains and losses on investments. The Compensation Committee chose Adjusted ROE as an AIP performance measure because ROE is a key performance indicator in our industry watched closely by investors. Since Adjusted ROE is a function of both income and shareholders' equity, it encourages management to focus on objectives that are important for creating shareholder value, including the quality and profitability of our underwriting activities and capital management.
Premium Growth Rate – The Compensation Committee chose Premium Growth Rate as an AIP performance measure because we believe it encourages expanding agency penetration, expanding our geographic footprint, and entering new distribution channels. Premium Growth Rate means direct written premium annual growth, calculated in accordance with GAAP, excluding assumed and ceded reinsurance operations.
Pure Loss Ratio – The Compensation Committee chose Pure Loss Ratio as an AIP performance measure because it believes it is reflective of our underwriting performance and overall profitability. Pure Loss Ratio means losses incurred, without loss adjustment expenses incurred, divided by earned premium, calculated in accordance with Statutory Accounting Principles.

Underwriting Expense Ratio – The Compensation Committee chose Underwriting Expense Ratio as an AIP performance measure because we are more likely to achieve profitability and value for our shareholders when we keep expenses in line with our established guidelines. Underwriting Expense Ratio means all underwriting-related expenses (e.g. agent commissions, employee compensation, premium taxes, marketing, etc.) divided by written premium in accordance with statutory items paid, pursuant to Statutory Accounting Principles, excluding accruals.
AIP Target Bonus Opportunity and Weighting of Performance Measures – 2019

Named Executive Officer	Target Bonus Opportunity as % of Base Salary	Weighting of Each Performance Measure (%)
		Adjusted ROE	Premium Growth Rate	Loss Ratio	Underwriting Expense Ratio
Randy A. Ramlo	80	40	20	20	20
Michael T. Wilkins	60	40	20	20	20
Dawn M. Jaffray	60	40	20	20	20
Barrie W. Ernst	50	55	20	15	10
Neal R. Scharmer	50	50	5	25	20
Potential awards for our named executive officers ranged from 0% to a maximum of 150% of target based upon the achievement of certain predetermined goals and the considerations set forth above.
Goal-Setting Process
The Compensation Committee annually reviews the threshold, target and maximum goals for each performance measure in order to evaluate whether they remain rigorous and aligned with shareholder interests. Management presents recommendations to the Compensation Committee regarding whether goals should be adjusted. AIP goals are designed to be challenging, but achievable, given the economic and market conditions at the time the goals were set, with achievement at the maximum goals designed to be difficult. For 2019, the Compensation Committee decreased the goals for the Adjusted ROE and Premium Growth Rate performance measures. The Compensation Committee replaced the Loss Ratio performance measure with a Pure Loss Ratio performance measure, with goals adjusted accordingly. The Underwriting Expense Ratio remained unchanged.
Achievement
The following table shows the 2019 performance goals and achievement for each performance measure. Payments to named executive officers under our AIP were made in March 2020 for performance during 2019 and are reported in the Summary Compensation Table – 2019 of this proxy statement under the Non-Equity Incentive Plan Compensation column.
AIP Goals and Achievement – 2019

	2019 AIP Goals (%)			2019 AIP Achievement (%)
Performance Measures	Threshold	Target	Maximum	Result	% of Target
Adjusted ROE	5	7.5	10	(2.9)	—
Premium Growth Rate	3	5	7	2.9	50
Pure Loss Ratio	52	49	46	61.2	—
Underwriting Expense Ratio	32	31	30	29.4	150
Achievement for Adjusted ROE, Premium Growth Rate, and Pure Loss Ratio were below threshold, while Underwriting Expense Ratio was 29.4%, resulting in a payout of 150% of target for that performance measure.
Achievement for the premium growth rate was 2.9%, just below the 3.0% threshold, and after reviewing the objectives of the compensation program, including retention and performance incentive, the Compensation Committee exercised discretion to award payout at 50% of target for the premium growth rate performance measure.

Long-Term Incentive Plan
Design & Structure
At the beginning of each year, the Compensation Committee grants equity awards based on its review of the competitive market and individual performance. Once the grant level is determined, the Compensation Committee allocates the grant to a mix of performance stock units (weighted 50%), restricted stock units (weighted 25%), and stock options (weighted 25%), as summarized below:

Grant Type	Allocation (%)	Vesting
PSUs	50	"cliff" vest of the third anniversary of the grant date (assuming achievement of performance goals)
RSUs	25	"cliff" vest of the third anniversary of the grant date
Stock Options	25	one-third of the options vest on each of the three anniversaries of the grant date
Performance Stock Units ("PSUs") – PSUs are:
•earned over a three-year performance period, subject to continued employment;
•earned only to the extent that goals are achieved among four separate, equally weighted, performance measures tied to our 2020 Vision performance milestones, relating to profit, growth, employee satisfaction and customer service; and
•released between 0% and 150% of the target award based upon the results achieved.
Restricted Stock Units ("RSUs") – The RSUs "cliff" vest of the third anniversary of the grant date and are settled into an equivalent number of shares of Company Common Stock, in each case, generally subject to the executive remaining employed by us through the applicable vesting date. The purpose of the awards is to encourage shareholder alignment, long-term value creation and executive retention.
Stock Options – Each option has a ten-year term and, provided the executive remains employed by us through such dates, vests as to one-third of the options on each of the first three anniversaries of the grant date. Stock options directly align with our stock performance since they become valuable only if and to the extent the share price increases after the date of grant. Additionally, because stock options do not fully vest for three years, they encourage executive retention.
Performance Measure Selection
PSU performance measures are tied to our 2020 Vision performance milestones, relating to profit, growth, employee satisfaction and customer service. PSU performance goals are measured over a three-year performance period.
Adjusted ROE (Three-Year Average) – The Compensation Committee chose Adjusted ROE as an LTIP performance measure because ROE is a key performance indicator in our industry watched closely by investors. Since Adjusted ROE is a function of both income and shareholders' equity, it encourages management to focus on objectives that are important for creating shareholder value, including the quality and profitability of our underwriting activities and capital management.
Premium Growth Rate (Three-Year Average) – The Compensation Committee chose Premium Growth Rate, as an LTIP performance measure because we believe it encourages expanding agency penetration, expanding our geographic footprint, and entering new distribution channels.
Organizational Culture Inventory (OCI®) (Three-Year Cumulative) ("OCI® Score") – The Compensation Committee chose the OCI® as an LTIP performance measure because it believes the health of our corporate culture is important to our long-term strategy. The Human Synergistics International OCI® is a thoroughly researched and widely used culture assessment for measuring organizational culture. The assessment process surveys employees and their responses are aggregated to generate a report containing a score. The assessment is performed at least every-other-year. For purposes of calculating the three-year cumulative score, the score of the prior year will be reused for years where no assessment was performed.
Deep Customer Connections Opportunity Index (Three-Year Cumulative) ("DCC Score") – The Compensation Committee chose four elements of the Deep Customer Connections Opportunity Index as an LTIP performance measure because a strong relationship with our agents is fundamental to our long-term success. Deep Customer Connections surveys our agents to evaluate the quality of our service. Scores are presented for particular elements in the Opportunity Index. The Compensation Committee chose four elements from the surveys to focus on for this performance measure: (a) "Is Responsive in Underwriting;" (b) "Is Flexible in Underwriting;" (c) "Provides Effective, User-Friendly Technology;" and (d) "Quote & Issue Policies without Rework." The survey is performed at least every-other-year. For purposes of calculating the three-year cumulative score, the score of the prior year will be reused for years where no survey was performed.
Goal-Setting Process
The Compensation Committee annually reviews the threshold, target and maximum goals for each performance measure of the PSUs in order to evaluate whether they remain rigorous and aligned with shareholder interests. Management presents recommendations to the Compensation Committee regarding whether goals should be adjusted. The performance goals established for the 2019 PSU grant were designed to be challenging, but achievable, given the economic and market conditions at the time the goals were set, with vesting at the maximum goal designed to be difficult. For 2019, the Compensation Committee did not recommend changing any goals compared to the prior year.
2019 Grant
The 2019 target award opportunities and allocation to each grant type for our named executive officers are summarized below. The Compensation Committee increased the total stock awards for Mr. Ramlo, Mr. Wilkins and Ms. Jaffray in order to more closely align with the market median identified in FW Cook's Analysis.
LTIP Grant – 2019

Named Executive Officer	Total Stock Award ($)	PSUs ($) (1)	RSUs ($)	Stock Options ($)
Randy A. Ramlo	750,000	375,000	187,500	187,500
Michael T. Wilkins	400,000	200,000	100,000	100,000
Dawn M. Jaffray	350,000	175,000	87,500	87,500
Barrie W. Ernst	250,000	125,000	62,500	62,500
Neal R. Scharmer	150,000	75,000	37,500	37,500
(1)The amount for PSUs is shown at target.
2017 PSU Grant
The 2017 PSU grant vested on March 24, 2019 based on performance through December 31, 2019 and service through March 24, 2019.
LTIP PSU Goals and Achievement – 2017 Grant

	LTIP PSU Goals (%)			Achievement (%)
Performance Measures	Threshold	Target	Maximum	Result	% of Target
Adjusted ROE	5	8	11	4.0	—
Premium Growth Rate	4	6	8	4.4	59
OCI® Score	1,303	1,371	1,440	1,779	150
DCC Score	853	897	942	989	150

Additional Compensation
Company-Sponsored Benefit Plans
We believe the insurance and retirement benefit plans we sponsor are an important part of fair and reasonable compensation for all of our employees, including our named executive officers. We design these benefit plans to attract and retain a strong employee base, to provide a measure of financial security for our employees and to assist our employees in providing for their own financial security in a manner that recognizes individual needs and preferences. We also provide these programs because we believe that employees who have a plan for health and financial security are better employees. We apply these programs equally to all employees. Our benefit plans consist of an insurance plan that provides health, vision, dental, disability and basic term life insurance coverage and various retirement plans, including a defined-benefit pension plan and a 401(k) plan with a Company match. The pension plan is discussed further under Pension Benefits below.
Nonqualified Deferred Compensation
The United Fire & Casualty Company Supplemental Executive Retirement and Deferral Plan ("SERP") permits certain of our executive officers, including named executive officers, the opportunity to save a portion of their direct compensation for retirement. The SERP allows the Company to make contributions to participants' accounts. In 2019, employer contributions were made for all of the named executive officers. The contributions are calculated to restore the gap between what the selected executives would receive from the defined-benefit pension plan, in the absence of IRS compensation limits. For an executive to receive these contributions, their respective deferral in the SERP must comprise one-fourth of the calculated amount. We believe this plan and its associated vesting is an important tool to retain our executive officers. For amounts deferred after December 31, 2014, (a) any employer contribution made to a participant’s account follows a predetermined vesting schedule, and become 100% vested upon reaching age 65, death, disability, or change in control, and (b) the deferring executive officers may elect to receive their benefits as a lump sum or as annual installments over a 10-year period. The SERP is discussed further under Nonqualified Deferred Compensation below.
Perquisites
We do not rely upon perquisites as a method of providing significant compensation to any of our employees, preferring instead to use direct compensation and incentive plans. We provide only those perquisites that are related to our business or that we believe are necessary to attract and retain key executive personnel. For 2019, we paid for country club dues for three of our named executive officers so they have a club available for business entertainment on our behalf. Perquisites and other personal benefits paid to a named executive officer are reported in the All Other Compensation column of the Summary Compensation Table – 2019.
We expect our other named executive officers to use our corporate aircraft for business travel whenever it is reasonable to do so. Occasionally, a spouse or other guest may accompany executive officers on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company.
We permit Mr. Ramlo to use our corporate aircraft for personal travel, and under limited circumstances, directors and executive officers may be permitted to use the aircraft for personal use as well.
Named Executive Officers as Shareholders
We believe that ownership of Company Common Stock by our executive officers, including our named executive officers, promotes the alignment of their interests with those of our Company and our shareholders. A Board of Directors policy sets forth guidelines for stock ownership by certain of our executive officers, including our named executive officers. These guidelines include target levels of stock ownership for each covered executive officer. The goal of these guidelines is to have our executive officers, including our named executive officers, hold a meaningful stake in our Company.

The following table shows the target number of shares to be owned by each named executive officer and each named executive officer’s share ownership as of March 23, 2020:

Name	Tier (1)	Target Number of Shares of Common Stock to be Held (2)	Number of Qualifying Shares of Common Stock Held at Record Date
Randy A. Ramlo	3	69,535	67,490
Michael T. Wilkins	2	22,348	41,917
Dawn M. Jaffray	2	14,728	23,414
Barrie W. Ernst	1	11,165	25,329
Neal R. Scharmer	1	9,595	18,848
(1)Equity ownership targets for Mr. Ramlo as a Tier 3 executive were increased in 2019, and calculated as the number of shares equal to four times his base salary on August 16, 2019 divided by the closing price of Company Common Stock on August 16, 2019. Equity ownership targets for Michael T. Wilkins as a Tier 2 executive were calculated as the number of shares equal to one and one-half times his base salary on January 1, 2014 divided by the closing price of Company Common Stock on December 31, 2013. Equity ownership targets for Dawn M. Jaffray as a Tier 2 executive were calculated as the number of shares equal to one and one-half times her base salary on May 10, 2016 divided by the closing price of Company Common Stock on May 10, 2016. Equity ownership targets for executive officers in Tier 1 were calculated as the number of shares equal to their base salary on January 1, 2014 divided by the closing price of our Company Common Stock on December 31, 2013.
(2)Shares held either directly or indirectly and any RSUs (whether vested or unvested) held by the named executive officer are counted toward the target number of shares. Any unexercised stock options or PSUs (whether vested or unvested) held by the named executive officer are not counted toward the target number of shares. The target number of shares are the number of shares to be held by the named executive officer by December 31, 2019, or within five years of having a new target set, whichever is later.
Report of the Compensation Committee
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
Mary K. Quass, Chair
Scott L. Carlton
Brenda K. Clancy
Sarah Fisher Gardial
James W. Noyce
Susan E. Voss

Summary Compensation Table – 2019

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Randy A. Ramlo	2019	800,000	—	468,725	187,500	256,000	310,398	244,046	2,266,669
President, CEO	2018	800,000	981,428	551,033	181,252	366,240	—	251,326	3,131,279
	2017	784,616	—	677,489	352,475	246,075	304,172	259,024	2,623,851
Michael T. Wilkins	2019	490,000	—	249,922	100,006	117,600	343,565	111,557	1,412,650
EVP, COO	2018	490,000	461,299	227,985	75,001	192,276	—	142,096	1,588,657
	2017	480,577	—	316,940	166,914	115,939	277,804	105,551	1,463,725
Dawn M. Jaffray	2019	460,000	—	218,722	87,494	110,400	81,335	43,051	1,001,002
EVP, CFO	2018	440,000	258,871	227,985	75,001	172,656	28,852	43,001	1,246,366
	2017	440,000	30,007	303,222	153,221	106,150	52,712	30,276	1,115,588
Barrie W. Ernst	2019	375,000	—	156,269	62,496	46,875	198,830	54,292	893,762
VP, Chief Investment Officer	2018	375,000	304,135	189,945	62,501	111,094	67,721	51,564	1,161,960
	2017	367,789	—	240,523	115,520	49,725	176,393	43,654	993,604
Neal R. Scharmer	2019	335,000	—	93,653	37,497	54,438	267,789	47,608	835,985
VP, General Counsel, Secretary	2018	327,000	217,226	113,950	37,500	81,685	54,590	47,558	879,509
	2017	320,712	—	160,866	85,904	32,460	262,927	37,584	900,453
(1)Amounts in this column for 2018 include a discretionary bonus related to closing the sale of our subsidiary United Life Ins. Co. that was paid as follows: Mr. Ramlo $25,000; Mr. Wilkins $15,000; Ms. Jaffray $15,000; and Mr. Scharmer $10,000. Further, amounts in this column for 2019 include a discretionary bonus related to the beneficial impact of the Tax Cuts and Jobs Act that was paid as follows: Mr. Ramlo $153,340; Mr. Wilkins $72,247; Ms. Jaffray $66,147; Mr. Ernst $60,820; and Mr. Scharmer $36,160. Additionally, amounts in this column for 2018 include a discretionary bonus intended to mitigate the dilutive effects of the August 20, 2018 special dividend on equity awards that was paid as follows: Mr. Ramlo $803,088; Mr. Wilkins $374,052; Ms. Jaffray $134,652; Mr. Ernst $243,315; and Mr. Scharmer $171,066. Because the United Fire Group, Inc. Stock Plan did not contemplate a one-time special dividend, the board approved this discretionary bonus to protect employees as the share price was expected to decline due to the one-time special dividend. Finally, for Ms. Jaffray, this column also includes a retention bonus of $43,072 paid to Ms. Jaffray in 2018.
(2)Amounts in this column represent the aggregate grant date fair value for PSUs and RSUs, as applicable, granted during 2019, 2018 and 2017. Amounts in this column are calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The grant date fair value for stock awards is measured based on the closing price of our Company Common Stock on the grant date, and the probable satisfaction of the performance conditions for the PSU awards as of the date of grant. Assuming the highest level of performance is achieved for the 2019 PSUs, the maximum value of amounts in this column at the grant date would be as follows: Mr. Ramlo, $562,486; Mr. Wilkins, $300,004; Ms. Jaffray, $262,483; Mr. Ernst, $187,523; and Mr. Scharmer, $112,481. The values shown have not been adjusted to reflect that these units are subject to forfeiture. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
(3)Amounts in this column represent the aggregate grant date fair value for options granted during 2019, 2018 and 2017. Amounts in this column are calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. To calculate the option amounts we use the Black-Scholes option pricing model. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. The values shown have not been adjusted to reflect that these units are subject to forfeiture. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
(4)All employees are eligible to participate in our annual performance-based cash award plan if they are in our employ at the time the cash awards for that year are paid. The amounts shown in this column are those amounts earned by the executive for the year shown. These amounts were determined and paid in the subsequent year. For example, any non-equity incentive plan awards shown for 2019 were earned in 2019, but determined and paid in 2020.
(5)The 2019 amount in this column reflects the change in pension value under the United Pension Plan that is described further in the Pension Benefits section and above market earnings under the Company's nonqualified deferred compensation plan. For Mr. Ramlo and Mr. Wilkins the 2018 amount is reported as $0 because each incurred negative changes in pension value of $14,113 for Mr. Ramlo and $23,777 for Mr. Wilkins. The 2019 amount for Mr. Ramlo includes $3,176 in above market deferred compensation earnings. The 2019 amount in this column for Mr. Wilkins includes $1,616 in above market deferred compensation earnings. The 2019 amount in this column for Ms. Jaffray includes $0 in above market deferred compensation earnings. The 2019 amount in this column for Mr. Ernst includes $770 in above market deferred compensation earnings. The 2019 amount in this column for Mr. Scharmer represents $921 in above market deferred compensation earnings.
(6)All Other Compensation for 2019 includes:

Name	Registrant Contributions to SERP ($)	Matching Contributions to 401(k) Plan ($)	Perquisites and Other Personal Benefits ($)	Total ($)
Randy Ramlo	232,993	2,800	8,253	244,046
Michael Wilkins	99,019	2,800	9,738	111,557
Dawn Jaffray	39,237	2,800	1,014	43,051
Barrie Ernst	41,512	2,800	9,980	54,292
Neal Scharmer	43,794	2,800	1,014	47,608

Grants of Plan-Based Awards
The Board of Directors has adopted a written policy regarding the issuance of options under the Stock Plan. This policy provides that all options shall be issued at regularly scheduled meetings of the Compensation Committee and that the exercise price for options issued under the Stock Plan shall be the closing market price on the option grant date.
Options granted to our named executive officers by our Board of Directors under the Stock Plan have the following characteristics:
•Options granted before March 2017 vest one-fifth each year on the first five anniversaries of the grant date. Options granted during or after March 2017 vest one-third each year on the first three anniversaries of the grant date. Options vest immediately if we enter into an agreement to dispose of all or substantially all of our assets or capital stock. The Board of Directors has the authority under the Stock Plan to accelerate vesting of stock options in other circumstances at its discretion.
•Options expire on the sooner of:
•ten years after the option grant date;
•one year after termination of employment for reason of death or disability; or
•30 days after the termination of employment for any reason other than death or disability, unless extended by the Board of Directors for up to one year after termination of employment.
•The exercise price is the closing market price for Company Common Stock on the option grant date.

Grants of Plan-Based Awards – 2019

Name	Grant Date		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($) (5)
			Threshold ($) (1)	Target ($) (2)	Maximum ($) (3)	Threshold (#) (4)	Target (#)	Maximum (#)
Randy A. Ramlo	2/15/2019	(6)								14,461	54.26	187,500
	2/15/2019	(7)				864	6,911	10,367				281,202
	2/15/2019	(8)							3,456			187,523
	—	(9)	64,000	640,000	960,000
Michael T. Wilkins	2/15/2019	(6)								7,713	54.26	100,006
	2/15/2019	(7)				461	3,686	5,529				149,920
	2/15/2019	(8)							1,843			100,001
	—	(9)	29,400	294,000	441,000
Dawn M. Jaffray	2/15/2019	(6)								6,748	54.26	87,494
	2/15/2019	(7)				403	3,225	4,838				131,201
	2/15/2019	(8)							1,613			87,521
	—	(9)	27,600	276,000	414,000
Barrie W. Ernst	2/15/2019	(6)								4,820	54.26	62,496
	2/15/2019	(7)				288	2,304	3,456				93,761
	2/15/2019	(8)							1,152			62,508
	—	(9)	9,375	187,500	281,250
Neal R. Scharmer	2/15/2019	(6)								2,892	54.26	37,497
	2/15/2019	(7)				173	1,382	2,073				56,159
	2/15/2019	(8)							691			37,494
	—	(9)	4,188	167,500	251,250
(1)We estimate the amounts shown in this column by assuming the achievement of the threshold level for the least-weighted performance measure used in our Annual Incentive Plan and by multiplying 2019 base salary by 8% for Mr. Ramlo; 6% for Mr. Wilkins and Ms. Jaffray; 2.5% for Mr. Ernst; and 1.25% for Mr. Scharmer.
(2)We estimate the amounts shown in this column by assuming the achievement of target levels for all applicable performance measures used in our Annual Incentive Plan and by multiplying 2019 base salary by 80% for Mr. Ramlo; 60% for Mr. Wilkins and Ms. Jaffray; and 50% for Mr. Ernst and Mr. Scharmer.
(3)We estimate the amounts shown in this column by assuming the achievement of maximum levels for all applicable performance measures used in our Annual Incentive Plan and by multiplying 2019 base salary by 120% for Mr. Ramlo; 90% for Mr. Wilkins and Ms. Jaffray; and 75% for Mr. Ernst and Mr. Scharmer.
(4)We estimate the amounts shown in this column by assuming the achievement of the threshold level for only one of the four equal-weighted performance measures under our 2019 PSUs.
(5)Amounts in this column represent the aggregate grant date fair value for stock options, RSUs and PSUs granted during 2019, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. To calculate the option amounts, we use the Black-Scholes option pricing model. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. The grant date fair value for RSU and PSU awards is measured based on the closing price of our Company Common Stock on the grant date and the probable satisfaction of the performance conditions for the PSU awards as of the date of grant. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
(6)Represents option awards that vest one-third each year for three years beginning with the first anniversary of the grant date, provided the named executive officer remains employed through the applicable vesting date.
(7)Represents PSUs that vest on the third anniversary of the grant date only if and to the extent the Company achieves performance goals relating to profit, premium growth, employee satisfaction and customer service over the 2019–2021 performance period.
(8)Represents a grant of RSUs that vest in full on the third anniversary of the grant date, provided the named executive officer remains employed through the vesting date.
(9)There is no specific grant date for awards under our Annual Incentive Plan. We pay awards based on our 2019 performance during the first quarter of 2020. Please see Compensation Discussion and Analysis in this proxy statement for further information regarding the Annual Incentive Plan. Actual amounts paid to each named executive officer under our Annual Incentive Plan for 2019 are shown in the Summary Compensation Table – 2019 in this proxy statement and were calculated based on each individual's base salary for 2019.

The following table details the outstanding equity awards held by each of our named executive officers as of December 31, 2019.
Outstanding Equity Awards at Fiscal Year-End – 2019

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)
Randy A. Ramlo	3,000	—	22.42	5/19/2020		8,371	(7)	366,064	8,092	(14)	353,863
	17,800	—	20.54	2/18/2021		8,328	(8)	364,183	6,911	(15)	302,218
	18,609	—	23.96	2/16/2023		4,598	(9)	201,071
	29,624	—	29.61	2/21/2024		3,844	(10)	168,098
	39,254	9,813	29.12	2/20/2025	(1)	4,046	(11)	176,932
	23,674	15,782	39.91	2/19/2026	(2)	3,456	(12)	151,131
	7,780	11,671	41.32	2/17/2027	(3)	6,907	(13)	302,043
	10,692	5,346	42.27	3/24/2027	(4)
	6,844	13,688	44.80	2/23/2028	(5)
	—	14,461	54.26	2/15/2029	(6)
Michael T. Wilkins	3,000	—	20.54	2/18/2021		4,117	(7)	180,036	3,348	(14)	146,408
	3,000	—	23.96	2/16/2023		4,128	(8)	180,517	3,686	(15)	161,189
	12,000	—	29.61	2/21/2024		2,225	(9)	97,299
	19,306	4,826	29.12	2/20/2025	(1)	1,774	(10)	77,577
	11,734	7,823	39.91	2/19/2026	(2)	1,674	(11)	73,204
	3,764	5,647	41.32	2/17/2027	(3)	1,843	(12)	80,594
	4,935	2,467	42.27	3/24/2027	(4)	3,188	(13)	139,411
	2,832	5,664	44.80	2/23/2028	(5)
	—	7,713	54.26	2/15/2029	(6)
Dawn M. Jaffray	3,158	6,317	39.91	2/19/2026	(2)	3,333	(8)	145,752	3,348	(14)	146,408
	1,602	4,805	41.32	2/17/2027	(3)	1,893	(9)	82,781	3,225	(15)	141,029
	2,468	2,467	42.27	3/24/2027	(4)	1,774	(10)	77,577
	2,832	5,664	44.80	2/23/2028	(5)	1,674	(11)	73,204
	—	6,748	54.26	2/15/2029	(6)	1,613	(12)	70,536
						3,188	(13)	139,411
Barrie W. Ernst	9,506	—	29.61	2/21/2024		2,424	(7)	106,002	2,790	(14)	122,007
	11,367	2,842	29.12	2/20/2025	(1)	2,382	(8)	104,165	2,304	(15)	100,754
	6,772	4,514	39.91	2/19/2026	(2)	1,283	(9)	56,106
	2,171	3,257	41.32	2/17/2027	(3)	1,479	(10)	64,677
	4,113	2,056	42.27	3/24/2027	(4)	1,395	(11)	61,003
	2,360	4,720	44.80	2/23/2028	(5)	1,152	(12)	50,377
	—	4,820	54.26	2/15/2029	(6)	2,656	(13)	116,147
Neal R. Scharmer	3,769	2,442	29.12	2/20/2025	(1)	2,083	(7)	91,090	1,674	(14)	73,204
	5,915	3,944	39.91	2/19/2026	(2)	2,081	(8)	91,002	1,382	(15)	60,435
	1,982	2,974	41.32	2/17/2027	(3)	1,171	(9)	51,208
	2,467	1,234	42.27	3/24/2027	(4)	887	(10)	38,789
	1,416	2,832	44.80	2/23/2028	(5)	837	(11)	36,602
	—	2,892	54.26	2/15/2029	(6)	691	(12)	30,217
						1,594	(13)	69,706
(1)The unexercisable portion of these options vested on 2/20/2020.
(2)The unexercisable portion of these options vests one-half each on 2/19/2020 and 2/19/2021.
(3)The unexercisable portion of these options vests one-third each on 2/17/2020, 2/17/2021 and 2/17/2022.
(4)The unexercisable portion of these options vested on 3/24/2020.
(5)The unexercisable portion of these options vest one-half each on 2/23/2020 and 2/23/2021.

(6)The unexercisable portion of these options vests one-third each on 2/15/2020, 2/15/2021 and 2/15/2022.
(7)These RSUs granted 2/20/2015 vested on 2/20/2020.
(8)These RSUs granted 2/19/2016 will vest on 2/19/2021.
(9)These RSUs granted 2/17/2017 will vest on 2/17/2022.
(10)These RSUs granted 3/24/2017 vested on 3/24/2020.
(11)These RSUs granted 2/23/2018 will vest on 2/23/2021.
(12)These RSUs granted 2/15/2019 will vest on 2/15/2022.
(13)These PSUs granted 3/24/2017 vested on 3/24/2020, and are reported based on actual performance.
(14)These PSUs granted 2/23/2018 will vest on 2/23/2021, assuming target achievement.
(15)These PSUs granted 2/15/2019 will vest on 2/15/2022, assuming target achievement.

Option Exercises and Stock Award Vesting
The following table represents the number and value of shares acquired by our named executive officers through the exercise of vested stock options during fiscal year 2019 and the vesting of stock awards.
Option Exercises and Stock Award Vesting – 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randy A. Ramlo	—	—	9,151	458,648
Michael T. Wilkins	11,937	216,317	4,934	247,292
Dawn M. Jaffray	—	—	—	—
Barrie W. Ernst	—	—	2,937	147,202
Neal R. Scharmer	9,041	179,548	2,484	124,498

Pension Benefits
All of our employees who are 21 years of age and older automatically participate in our defined-benefit pension plan after completing one year of employment and 1,000 hours of service. When eligibility criteria are met, the employee participates in the plan on the next January 1 or July 1. Employees become 100% vested in the plan after completing five years of service. Plan benefits equal 1.25% of an employee’s five-year average annual compensation, plus 0.5% of average annual compensation in excess of covered compensation, multiplied by the lesser of years of service or 35 years. Covered compensation is determined by reference to the Social Security taxable wage base. Average annual compensation means annual compensation, averaged over the period of five consecutive years of service that produces the highest average. In most cases, the five year measurement period is the last five years of full-time employment prior to retirement. The pension plan uses only salary to determine the average annual compensation. Under federal law, for 2019 the maximum compensation that can be considered for determining benefits was $280,000.
The normal form of payment under the pension plan is a joint and 50% survivor annuity for a participant who is married on the annuity starting date and a life annuity for a participant who is unmarried on the annuity starting date. Participants may elect to receive a monthly pension over the participant’s life or a term of up to 20 years or, if the actuarial equivalent of the annuity is $10,000 or less, in the form of a lump sum cash payment. The amount of monthly pension benefits varies depending upon the form of payment elected by the participant, but the payments are in each case the actuarial equivalent of the normal form of payment. Assets of the pension plan belong to the Company and are not taxable to the employee until paid as a benefit. Such assets are subject to a substantial risk of forfeiture until vested by the employee. Effective January 1, 2018, the pension plan was amended to allow one-time lump-sum payments in cash for vested participant balances of $50,000 or less.
Normal retirement age under the pension plan is 65, which is the earliest time a participant may retire under the pension plan without any benefit reduction due to age. The earliest age a participant may retire under the plan and still receive benefits is age 55. Participants electing early retirement with at least 20 years of service receive a reduction in benefits of 6% for each year the participant retires after age 55 and before age 60, and a reduction of benefits of 4% for each year the participant retires after age 60 and before age 65. If a participant elects early retirement with less than 20 years of service to us, then the participant’s reduction in benefits is based on an actuarial calculation. Of our named executive officers, Messrs. Ramlo, Wilkins, Ernst and Scharmer are currently eligible for early retirement under our pension plan.
The following table reports the present value of the annual defined benefit payable for each named executive officer under our United Pension Plan. The present value is based on the retirement benefit formula for the compensation levels and years of service of those officers.
Pension Benefits – 2019

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Randy A. Ramlo	United Pension Plan	36	1,835,602	—
Michael T. Wilkins	United Pension Plan	34	1,668,452	—
Dawn M. Jaffray	United Pension Plan	5	225,761	—
Barrie W. Ernst	United Pension Plan	17	1,117,737	—
Neal R. Scharmer	United Pension Plan	25	1,531,790	—

Nonqualified Deferred Compensation
The United Fire & Casualty Company Supplemental Executive Retirement and Deferral Plan ("SERP") permits certain of our executive officers, including named executive officers, the opportunity to save a portion of their direct compensation for retirement. Executives must make a deferral election in the year prior to the beginning of the earnings period. For performance-based cash bonuses, participants may make elections up to six months prior to the end of the performance period. Newly eligible executives have 30 days to enroll in the plan once they become eligible to participate.
For amounts deferred on or prior to December 31, 2014, (a) we pay the deferred amounts to the deferring executive officer upon termination of employment for any reason after the executive reaches age 59½, and (b) the deferring executive officer receives the benefits in monthly installments adjusted for gains or losses over a 10-year period. For amounts deferred after December 31, 2014, (a) any employer contribution made to a participant’s account follows a predetermined vesting schedule, and become 100% vested upon reaching age 65, death, disability, or change in control, and (b) the deferring executive officers may elect to receive their benefits as a lump sum or as annual installments over a 10-year period.
The SERP also allows the Company to make contributions to participants’ accounts. In 2019, employer contributions were made for all of the named executive officers. We believe this plan and its associated vesting is an important tool to retain our executive officers.
Notational interest is credited to each participant’s deferred account which will be distributed in predetermined installments commencing upon his or her separation from service, or paid in a lump sum upon his or her death or a termination of employment upon a change in control of the Company.
Participant deferrals are 100% vested immediately. If the executive officer dies or becomes disabled while employed by us, we will pay the plan benefits as directed by that executive officer. The SERP allows participants to utilize in-service distributions to satisfy short-term savings goals. Participants can create these in-service payable accounts at the time of initial enrollment or at re-enrollment. The amounts deferred are subject to our creditors.

The following table provides information about the participation by each of our named executive officers in the SERP.
Nonqualified Deferred Compensation – 2019

Name	Executive contributions in 2019 ($) (1)	Registrant contributions in 2019 ($) (2)	Aggregate earnings in 2019 ($) (3)	Aggregate withdrawals/distributions ($)	Aggregate balance at 12/31/2019 ($) (4)
Randy A. Ramlo	120,000	232,993	500,459	—	3,373,330
Michael T. Wilkins	98,000	99,019	135,530	—	1,229,598
Dawn M. Jaffray	36,800	39,237	84,521	—	371,665
Barrie W. Ernst	30,000	41,512	148,924	—	762,908
Neal R. Scharmer	131,935	43,794	49,898	—	522,689
(1)All amounts reported in this column were reported as part of either “Base Salary,” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table – 2019 in this proxy statement.
(2)All amounts reported in this column were reported as part of “All Other Compensation” in the Summary Compensation Table – 2019 in this proxy statement.
(3)All amounts reported in this column include above-market earnings reported as part of "Change in Pension Value and Nonqualified Deferred Compensation Earnings" in the Summary Compensation Table – 2019 in this proxy statement. For Mr. Ramlo, this amount was $3,176. For Mr. Wilkins, this amount was $1,616. For Ms. Jaffray, this amount was $0. For Mr. Ernst, this amount was $770. For Mr. Scharmer, this amount was $921.
(4)Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2018 and 2017, respectively: Mr. Ramlo—$476,295, $482,531; Mr. Wilkins—$197,019, $190,657; Ms. Jaffray—$74,437, $66,822; Mr. Ernst—$75,496, $62,786; and Mr. Scharmer—$89,544, $67,538.
Potential Payments Upon Termination or Change in Control
Change in Control Severance Agreements
On May 21, 2014, the Company entered into Change in Control Severance Agreements with Messrs. Ramlo, Wilkins, Ernst and Scharmer. On May 20, 2015, the Company entered into a similar agreement with Ms. Jaffray. These agreements, among other things, provide for: (1) an 18-month non-competition agreement and (2) in the event of both a change in control and termination of employment by the Company without cause: (a) a severance benefit payable to the named executive officer in an amount equal to 1.5 times his or her highest annual base salary plus target annual incentive compensation; (b) the continuation of certain insurance benefits for a period of 18 months; (c) the full vesting of each long-term incentive award held by the named executive officer, with any performance measures deemed satisfied at the target level; and (d) certain outplacement benefits. The Compensation Committee believes that these agreements help accomplish the Company’s compensation objectives of attracting and retaining superior talent through competitive compensation. The Compensation Committee also believes that it is appropriate to provide our named executive officers with the protections afforded by these agreements and that these agreements promote management independence and help retain and focus the named executive officers in the event of a change in control.
Upon a termination of employment for any reason, our named executive officers will also receive compensation and benefits pursuant to our defined benefit pension plan and deferred compensation plan. Such plans and arrangements do not discriminate in scope, terms or operation in favor of our named executive officers. Our named executive officers are vested in the benefits available under these plans (specifically excluding the executive excess plan), and therefore do not receive any enhanced benefit as a result of any termination or change in control.
The information in the following tables describes the compensation that would be payable under specific circumstances if our named executive officers’ employment had terminated on December 31, 2019:
Potential Payments Upon Termination Or Change In Control – 2019

Name	Death or Retirement ($) (1)	Disability ($)	Change in Control ($) (2)	Termination for Cause ($)	Change in Control With Termination ($) (3) (4)
Randy A. Ramlo	4,876,586	4,620,586	4,876,586	—	7,727,756
Michael T. Wilkins	2,028,706	1,911,106	2,028,706	—	3,549,876
Dawn M. Jaffray	1,061,725	951,325	1,061,725	—	2,469,671
Barrie W. Ernst	1,248,295	1,201,420	1,248,295	—	2,327,394
Neal R. Scharmer	750,313	695,875	750,313	—	1,724,965

(1)At December 31, 2019, none of the named executive officers have achieved normal retirement age under our benefit plans. The figures in this column assume the accelerated vesting by the Board of Directors of all unvested stock options, RSUs and PSUs, as applicable. For purposes of this table, we have assumed accelerated vesting of the PSUs at target.
(2)Under their existing Change in Control Severance Agreements, the named executive officers are entitled to payment only if their employment is terminated by reason other than a Nonqualifying Termination. Nonqualifying Termination is defined to include (a) by the Company for cause, (b) by the named executive officer for reason other than a good reason, (c) the named executive officer's death, and (d) by the Company due to the executive's absence from the executive's duties with the Company on a full-time basis for a period of 180 consecutive days as a result of the executive's incapacity due to physical or mental illness. In addition, under the terms of the option award agreements, the vesting of unvested stock options will accelerate upon a change in control. In addition to the value associated with stock options, the figures in this column assume the accelerated vesting by the Board of Directors of all RSUs and PSUs, as applicable. For purposes of this table, we have assumed accelerated vesting of the PSUs at target.
(3)Per their existing Change in Control Severance Agreements, the amounts reported in this column as separation compensation for the named executive officers equal 1.5 times the sum of the executive’s highest annual base salary and target annual incentive compensation.
(4)Under the terms of the existing Change in Control Severance Agreements for the named executive officers, if the payments and benefits they are entitled to receive under these agreements would result in the payment of the excise tax imposed by Section 4999 of the Internal Revenue Code, then their payments and benefits may be subject to reduction. Under their agreements, change in control payments and benefits are reduced by the minimum amount necessary to avoid federal excise tax, if the reduction would result in the named executive officers receiving a higher net after tax amount. The amounts in this column do not reflect the application of any reduction in payment or benefit according to the terms of the change in control agreements.
We do not make a payment to a participant in our annual incentive plan for a particular year unless the participant is employed by us on the date incentive payments are made, typically in March of the following year. In the case of death or retirement, and at the discretion of our Chairman of the Board and our Chief Executive Officer, we will pay an annual incentive plan payment to a participant prorated to the date of death or retirement. Amounts shown for death and retirement assume our Chairman of the Board and our Chief Executive Officer exercised their discretion to make the payment. The Change in Control Severance Agreements in place for the named executive officers state that they will be paid an amount equal to their target payment under our annual incentive plan for the year in which the change in control occurs, prorated to the date of termination. In this case, termination is presumed to occur on December 31, 2019.
Upon termination of employment due to death or retirement, the Board of Directors, may at its discretion, accelerate the vesting of any unvested option awards. In addition, under the terms of the option award agreements, the vesting of unvested stock options will accelerate upon a change in control. Amounts shown are calculated using the fair market value of the stock underlying in-the-money options that would have become exercisable on December 31, 2019, assuming that the Board of Directors accelerated the vesting of all unvested options.
Upon termination of employment due to death, retirement, disability or a change in control not involving termination, the Board of Directors, may at its discretion, accelerate the vesting of any unvested RSU or PSU awards. Amounts shown assumes a voluntary acceleration of vesting by the Board of Directors, with PSUs assumed to be accelerated at target.
The Change in Control Severance Agreements for the named executive officers provide for the continuation of medical, accident, disability and life insurance benefits with respect to the named executive officer and his/her dependents for a period of 18 months following a change in control at substantially the same level that existed immediately prior to the change in control. The numbers amounts shown for the named executive officers reflect the cost of these benefits as they existed at December 31, 2019.
The Change in Control Severance Agreements for the named executive officers provide for outplacement services for a period of 12 months following a change in control. The cost to the Company of these outplacement services is capped for each executive at $15,000.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Randy A. Ramlo, our President and CEO.
The median of the annual total compensation of all of our employees, excluding Randy A. Ramlo, was $78,796 in 2019, calculated in accordance with the Summary Compensation Table rules. To identify the median employee, we compiled total cash compensation identified in our payroll records, and excluded equity awards, for all full-time, part-time, temporary and seasonal employees employed as of December 31, 2019. We selected total cash compensation as it reflects the principal form of compensation delivered to all of our employees. Further, we annualized cash compensation (other than bonus awards) for permanent full- and part-time employees who were not employed for all of 2019. The annual total compensation of Randy A. Ramlo, as reported in the Summary Compensation Table – 2019, is $2,266,669. The ratio of Randy A. Ramlo's annual total compensation to the median annual total compensation of all of our employees is estimated to be 28.8 to 1.
DIRECTOR COMPENSATION
We have designed the compensation of our directors to attract and retain qualified directors and to align director compensation with the interests of our shareholders. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation plans and the elements of director compensation.
Annual Retainer, Committee Meetings and Expenses
For the 12-month period beginning with the 2019 Annual Meeting, all non-employee directors received a retainer for service on our Board of Directors, as described further below. The Chairman of our Board of Directors, Vice Chairman of our Board of Directors, and the chairpersons of the standing committees of our Board of Directors (other than the Executive Committee) each received an additional retainer for their service in those capacities, as described further below. Retainers are paid to the directors in four equal, quarterly installments. In addition, non-employee directors receive attendance fees for their attendance at meetings of the Board of Directors and meetings of the committees on which they serve. We also reimburse business expenses, such as travel expenses, incurred by non-employee directors in relation to their service on our Board of Directors.
The table below shows the fee structure and retainers paid to our non-employee directors during 2019, which did not change as compared to 2018.
Non-Employee Director Fee Schedule – 2019

Fee Type	Amount Paid ($)
Base Annual Retainer – All Directors	55,000
Additional Annual Retainer – Chairman of the Board	50,000
Additional Annual Retainer – Vice Chairman of the Board	20,000
Additional Annual Retainer – Audit Committee Chair	20,000
Additional Annual Retainer – Compensation Committee Chair	12,500
Additional Annual Retainer – Nominating and Governance Committee, Investment Committee, and Risk Management Committee Chairs	10,000
Board Meeting Attendance – Regular (per meeting)	2,500
Board Meeting Attendance – Unscheduled Meeting (per meeting)	1,000
Committee Meeting Attendance (per meeting)	1,000
Annual Equity Grant (Grant Date Fair Value) (1)	60,000
Reimbursement for travel and other expenses related to service as a director	As incurred
(1)In May 2019, the Compensation Committee recommended, and the Board of Directors approved, the issuance to each non-employee director of 1300 shares of restricted Company Common Stock under our Nonqualified Non-Employee Director Stock Option and Restricted Stock Plan. These shares of restricted Company Common Stock vest one year after their grant date, subject to the director's continued service.

The following table shows individual non-employee director compensation during 2019:
Non-Employee Director Compensation – 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total Compensation ($)
John-Paul E. Besong	74,000	59,995	—	—	133,995
Scott L. Carlton	90,250	59,995	—	—	150,245
Brenda K. Clancy	82,000	59,995	—	—	141,995
Christopher R. Drahozal	92,000	59,995	—	—	151,995
Jack B. Evans	133,000	59,995	—	—	192,995
Sarah Fisher Gardial	74,000	59,995	—	—	133,995
George D. Milligan	76,000	59,995	—	—	135,995
James W. Noyce	131,000	59,995	—	—	190,995
Mary K. Quass	91,500	59,995	—	—	151,495
Kyle D. Skogman	95,000	59,995	—	—	154,995
Susan E. Voss	78,000	59,995	—	—	137,995
(1)Stock awards represented in this column vest on May 15, 2020 and are subject to forfeiture until vested. Aggregate restricted stock outstanding at December 31, 2019 for each of the following non-employee directors was: Besong – 1,300, Carlton – 1,300, Clancy – 1,300, Drahozal – 1,300, Evans – 1,300, Gardial – 1,300, Milligan – 1,300, Noyce – 1,300, Quass – 1,300, Skogman – 1,300, and Voss – 1,300. At December 31, 2019, Mr. Noyce’s plan balance under the Directors' Deferred Compensation Plan, including any accrued dividends, represented 3,702 phantom stock units.
(2)Amounts in this column represent the aggregate grant date fair value for restricted stock granted during 2019 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company's Annual Report on Form 10-K for the year ended December 31, 2019.
(3)Aggregate options outstanding at December 31, 2019 for each of the following non-employee directors was: Besong – 1,755, Evans – 2,456, Milligan – 1,755, Noyce – 3,900, Quass – 9,354, and Skogman – 4,445. Carlton, Clancy, Drahozal, Gardial and Voss have no options outstanding.
Deferred Compensation
In November 2012, the Board of Directors approved the adoption of the 2012 Deferred Compensation Plan for United Fire Group, Inc. Non-Employee Directors (“Directors’ Deferred Compensation Plan”). The Directors’ Deferred Compensation Plan allows non-employee directors the opportunity to defer up to 100% of the annual retainer fee they receive for service on our Board of Directors. All non-employee directors serving on our Board of Directors were eligible to participate in the Directors’ Deferred Compensation Plan beginning with fees paid during 2013.
In order to participate in the Directors’ Deferred Compensation Plan, each non-employee director must submit an election form by December 31 prior to the plan year for which compensation will be deferred. Thereafter, the participating director can change or terminate the election for future years by making a timely new election in the prior year. Compensation amounts deferred by non-employee directors are used to acquire “credited stock units” based on the average market price of Company Common Stock during the month the amounts are deferred. Participating directors also acquire additional credited stock units based on the quarterly dividend paid to our registered shareholders. These dividend amounts are based on each participant’s account balance at the time the dividend is paid and the closing market price of Company Common Stock on the dividend payment date. A participating director’s credited stock units are then valued on an annual basis based on the closing market price of Company Common Stock on the last trading day of each year. By tying a director’s deferred compensation to the performance of Company Common Stock, we believe this plan allows directors to acquire a more meaningful stake in our company.
When a participating director leaves the Board of Directors, the director may elect to receive the cash value of the credited stock units in the director’s account either in one lump sum or in equal installments paid out over five years. The participating director selects the manner of distribution when the director elects to participate in the Directors’

Deferred Compensation Plan. The amount payable to a director is the value of the credited stock units in the director’s account, valued at the last trading day of the year the director ceases to serve as a director.
Transactions with Related Persons
The Nominating and Governance Committee follows a written policy relating to transactions involving United Fire Group, Inc. and any “related person,” as that term is defined in Item 404 of Regulation S-K under the Exchange Act. The policy sets forth our position and procedures with respect to review and approval or ratification of related person transactions. A related person transaction is defined in Item 404 of Regulation S-K under the Exchange Act to mean any transaction or series of transactions with the Company in which any related person had, has or will have a direct or indirect material interest and the amount involved exceeds $120,000. The policy requires the Nominating and Governance Committee (or the Board of Directors upon referral by the Committee) to approve or ratify any related person transactions. Related person transactions are approved or ratified only if they are determined to be in, or not inconsistent with, United Fire Group, Inc.’s best interests. The following transactions are not considered related party transactions: compensation or employment relationships required to be disclosed pursuant to Item 402 of Regulation S-K; relationships that arise only due to that person’s position as a director of another entity or due to ownership of less than 10% of another entity, or both; standard insurance agency contracts, provided the agency contracts are on the same terms as are offered to agencies unrelated to us; and insurance products issued by us or a subsidiary to a related person, provided such products are issued on the same terms as such products are offered to the public.
Pursuant to the policy, the Nominating and Governance Committee gathers information from management and directors to determine what transactions it must review, coordinates with management to monitor for potential related person transactions, and reviews all transactions that could be considered to be a transaction with a related person. The Nominating and Governance Committee does not review transactions in the normal course of business unless the transaction involves an amount in excess of $120,000. Except for pre-approved transactions, the Nominating and Governance Committee reviews all transactions that are not in the ordinary course of business that would be required to be reported under Item 404 of Regulation S-K if the amount involved exceeded $120,000.
The following transaction in 2019 with related persons was determined to pose no actual conflict of interest and was approved by the committee pursuant to this policy.
In April 2019, our subsidiary United Fire & Casualty Company invested $7.45 million in Midwest Diversified I LLC ("MDI"), a newly formed real estate holding company. Our executive officers Randy Ramlo, Michael Wilkins and Barrie Ernst invested in MDI at the same time. Mr. Ramlo invested $150,000. Each of Mr. Wilkins and Mr. Ernst invested $200,000. Also, our director Kyle Skogman, together with his family members, invested in MDI. Mr. Skogman invested $450,000. Mr. Skogman's brother invested $500,000. Mr. Skogman's nephew invested $400,000. Mr. Skogman's niece invested $150,000. Mr. Skogman's nephew invested $100,000. An LLC owned by Mr. Skogman's son, daughter and two nephews invested $300,000. MDI's managing member is an unrelated party and is the single decision maker.
There were no other such transactions since the beginning of 2019 and there are no such currently proposed transactions.
Other Matters
Management knows of no other matters that will be brought before the meeting, but if other matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

Appendix A
UNITED FIRE GROUP, INC.
NON-EMPLOYEE DIRECTOR STOCK PLAN
(as amended)
I. Purpose
The purpose of this Non-Employee Director Stock Plan (the “Plan”) is to advance the interests of United Fire Group, Inc. (the “Company”) through the attraction, motivation and retention of qualified non-employee directors. The Plan will provide a means for non-employee directors to increase their equity ownership of the Company. By increasing their equity ownership of the Company, the economic interests of the non-employee directors will more closely align with those of all other shareholders of the Company, and the non-employee directors will have an additional incentive to contribute to the success of the Company and the Affiliated Companies. This is an amendment and restatement of the terms of the Predecessor Plan Document, effective as of February 21, 2020.
II. Definitions
The following terms wherever used herein shall have the meanings set forth below.
A. Affiliated Company or Affiliated Companies. The term “Affiliated Company” or “Affiliated Companies” means component member or members of a controlled group of corporations, as defined under Section 1563 of the Internal Revenue Code of 1986, as amended, in which the Company is also a component member.
B. Award. The term “Award” means a grant of Options, Restricted Stock, or Restricted Stock Units under the Plan.
C. Award Agreement. The term “Award Agreement” means an Option Agreement, Restricted Stock Agreement, or RSU Agreement.
D. Beneficial Owner. The term “beneficial owner” means a Person as defined in Rule 13d-3 under the Exchange Act,
E. Board of Directors. The term “Board of Directors” means the Board of Directors of the Company.
F. Change in Control of the Company. The term “Change in Control of the Company” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is in fact required to comply with that Regulation. A Change in Control of the Company shall be deemed to have occurred if:
1. Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;
2. during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors (This clause II shall not apply to a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this definition.); or
3.  consummation of a merger, share exchange or consolidation of the Company with any other company, other than a merger, share exchange or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of such surviving entity outstanding immediately after such merger, share exchange or consolidation or consummation of a plan of complete liquidation of the Company or consummation of the sale or disposition by the Company of all or substantially all the Company’s assets.
G. Committee. The term “Committee” means the Compensation Committee of the Board of Directors.
H. Common Stock. The term “Common Stock” means the shares of common stock, par value $.001 per share, of the Company.
I. Company. The term “Company” means United Fire Group, Inc., an Iowa corporation.
J. Date of Grant. The “Date of Grant” is the date the Board of Directors grants an Award to an Eligible Director. The Date of Grant will be a date determined by the Board of Directors.

K. Eligible Director. The term “Eligible Director” means any person who on the Date of Grant is a member of the Board of Directors of the Company or the Affiliated Companies and who is not an employee of the Company or the Affiliated Companies.
L. Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.
M. Fair Market Value. The term “Fair Market Value” of the Common Stock means:
1. the closing price of a Share on the principal national securities exchange on which Shares are then trading, or, if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or
2. if Common Stock is not traded on a national securities exchange but is quoted on the National Association of Securities Dealers, Inc. Authorized Quotation System (“NASDAQ”) or a successor quotation system, the last reported sale price on such date as reported by NASDAQ or such successor quotation system; or
3. if Common Stock is not traded on a national securities exchange and is not reported in NASDAQ or a successor quotation system, the closing bid price (or average bid prices) last quoted on such date by an established quotation service for over-the-counter securities; or
4. if Common Stock is not publicly traded on such date, the value of a Share as established by the Board of Directors acting in good faith and taking into consideration all factors which it deems appropriate, including, without limitation, recent sale or offer prices for the Common Stock in private arm’s-length transactions. During periods when the Fair Market Value of a Share cannot be determined under any of the methods specified in clauses (1), (2) and (3), above, the Board of Directors shall have the authority to establish the Fair Market Value of the Common Stock as of the beginning of (or periodically during) each fiscal year of the Company and to use such value for all transactions occurring thereafter within such fiscal year.
N. Grantee. A “Grantee” is an Eligible Director to whom the Board of Directors has granted an Award.
O. Option. The term “Option” means any right granted pursuant to the Plan to purchase shares of Common Stock at an Option Price established by the Board of Directors.
P. Option Agreement. The term “Option Agreement” means the agreement between the Company and the recipient of an Option that contains the terms, conditions and restrictions pertaining to such Options.
Q. Option Expiration Date. The “Option Expiration Date” is the date an Option expires.
R. Option Price. The “Option Price” is the price at which Common Stock may be purchased upon the exercise of an Option.
S. Person. The term “Person” means a person as used in Section 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliated Companies or a Company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as the ownership of Common Stock of the Company.
T. Plan. The term “Plan” means this United Fire Group, Inc. Non-Employee Director Stock Plan.
U. Predecessor Plan Document. The term “Predecessor Plan Document” means the United Fire & Casualty Company 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan.
V.  Restricted Stock. The term “Restricted Stock” means a Share awarded under the Plan that is subject to restrictions determined by the Board of Directors.
W. Restricted Stock Agreement. The term “Restricted Stock Agreement” means the agreement between the Company and the recipient of Restricted Stock that contains the terms, conditions and restrictions pertaining to such Restricted Stock.
X. Restricted Stock Unit. The term “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Share, subject to the terms and conditions hereof, and represents an unfunded and unsecured obligation of the Company.
Y.  RSU Agreement. The term “RSU Agreement” means the agreement between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.
Z. RSU Vesting Date. The term “RSU Vesting Date” means, as to any RSU, the date on which any vesting or forfeiture conditions applicable to the RSU shall lapse.
AA. Share. The term “Share” means a share of Common Stock.

III. Effective Date of the Plan
The Plan shall become effective upon approval of the shareholders owning a majority of the outstanding shares of the Company eligible to vote.
IV. Operation and Administration
A. The Board of Directors shall administer the Plan, provided however, the Board of Directors may delegate its responsibilities and duties under the Plan to the Committee. If the Board of Directors delegates responsibilities and duties to the Committee, the Committee is empowered to do all acts with respect to the Plan that the Plan authorizes the Board of Directors to do.
B. The Board of Directors may establish, from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan.
C. The Board of Directors shall have the authority and discretion, subject to the express provisions and restrictions of the Plan, to determine, without limitation:
1. which Eligible Directors receive Awards;
2. when Awards shall be granted;
3. the Option Price;
4. the Option Expiration Date;
5. the Date of Grant;
6. the vesting schedule of Awards or whether Options shall be immediately vested,
7. the terms and conditions of Awards, other than those terms and conditions set forth in the Plan; and
8. the number of Shares to be issued or made subject to potential future issuance pursuant to an Award Agreement.
D. The Company shall grant Awards and Awards shall become effective only after prior approval of the Board of Directors.
E. All distributions under the Plan are subject to withholding of taxes if and when legally required. If withholding of taxes is required, the Board of Directors may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Board of Directors, in its discretion, and subject to such requirements as the Board of Directors may impose prior to the occurrence of such withholding, may permit any applicable withholding obligation to be satisfied through cash payments, through the surrender of Shares that the Grantee already owns, or through the surrender of Shares to which the Grantee is otherwise entitled under the applicable Award Agreement.
F. The Board of Directors’ interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Board of Directors shall be final. No member of the Board of Directors (or the Committee) shall be liable for any action taken or determination made in respect of the Plan in good faith.
G. The Board of Directors may impose such other terms and conditions not inconsistent with the terms of the Plan as it deems advisable, including, without limitation, restrictions and requirements relating to (i) the registration, listing or qualification of the Common Stock, (ii) the grant or exercise of Options, or (iii) the Shares acquired pursuant to the Plan.
H. Notwithstanding any other provisions of the Plan, the Company shall have no obligation to deliver any Shares pursuant to the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Exchange Act or the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
V. Participation in the Plan
A. Participation in the Plan is limited to Eligible Directors.
B. No member of the Board of Directors who is also an employee of the Company shall be eligible to participate in the Plan.
C. Nothing contained in the Plan or in any Award Agreement shall confer upon any Grantee any right to continue as a director.
VI. Stock Subject to the Plan
A. There shall be reserved for the granting of Awards pursuant to the Plan, and for issuance and sale pursuant to such Awards (including Shares issued under, or subject to issuance pursuant to outstanding Options issued under the Predecessor Plan Document), a total of four hundred fifty thousand (450,000) Shares, which the

Board of Directors may allocate in any manner between Options, Restricted Stock, and Restricted Stock Units. To determine the number of Shares available at any time for the granting of Awards, there shall be deducted from the total number of reserved Shares, the number of Shares subject to Awards granted pursuant to the Plan. The Shares to be issued in connection with Awards made pursuant to the Plan shall be made available from the authorized and unissued Shares or shares subsequently acquired by the Company as treasury shares. If for any reason Shares as to which an Award has been made are forfeited, terminate, expire, settled in cash or cease to be subject to purchase pursuant to the Award, then such Shares again shall be available for issuance in connection with Awards made pursuant to the Plan.
B. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Company, the Board of Directors shall make such adjustments as may be appropriate, in its discretion, in the number and kind of shares reserved for Awards and in the number, kind and price of shares covered by Awards granted.
VII. Grants of Awards.
A. The Board of Directors may grant Awards at any time, in its sole discretion.
B. The Board of Directors, in its sole discretion, may determine the number of Shares to be subject to an Award.
C. During any calendar year, Awards may consist of Options, Restricted Stock, Restricted Stock Units, or a combination of Options, Restricted Stock, and Restricted Stock Units.
VIII. Terms and Conditions of Options
A. Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement in such form as the Board of Directors from time to time may determine.
B. The Board of Directors shall establish the Option Price at the time of the grant of Options pursuant to the Plan. The Option Price shall not be less than the Fair Market Value on the Date of Grant. If the Board of Directors does not establish a specific Option Price on the Date of Grant, the exercise price per share shall be the Fair Market Value on the Date of Grant.
C. Subject to the other limitations set forth in the Plan, each Option may be exercisable for a term of up to 10 years from the Date of Grant (or such shorter period as specified in the Option Agreement). On the Date of Grant, the Board of Directors shall determine the Option Expiration Date of each Option, provided however, if the Board of Directors does not establish the Option Expiration Date, the Option Expiration Date shall be the date that is 10 years from the Date of Grant. Options shall expire and all rights granted by Option Agreements shall become null and void on the Option Expiration Date stated in the Option Agreement.
D. The Board of Directors may provide in the Option Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest over such period as the Board of Directors, in its discretion, shall determine for each Grantee. If the Board of Directors does not designate a vesting schedule, the Option granted to the Option holder shall not be exercisable until one (1) year after the Date of Grant, at which time the Option will be fully exercisable. Notwithstanding the foregoing, each Option Agreement shall provide that upon the occurrence of a Change in Control of the Company, all Options then outstanding shall become immediately exercisable.
E. Options shall be non-transferable and non-assignable, except that a Grantee may transfer Options by testamentary instrument or by the laws of descent and distribution. Notwithstanding the foregoing, the Board of Directors may set forth in the Option Agreement on the Date of Grant or thereafter, that the Grantee may transfer the Option to members of the Grantee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the Grantee’s spouse, parents, children, stepchildren, grandchildren, and legal dependents. Any transfer of Options made pursuant to this provision shall not be effective until the Grantee or the Grantee’s personal representative has delivered notice of such transfer to the Company. If an Option is transferred in accordance with the foregoing, the Option shall be exercisable solely by the transferee and shall remain subject to the provisions of the Plan.
F. Options shall automatically terminate and be null and void as of the date the Grantee’s service on the Board of Directors terminates if such service terminates because of any act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Affiliated Company.

G. Unless an Option is forfeited as provided in Subparagraph VIII(F), upon the death of a Grantee while serving on the Board of Directors or the retirement of a Grantee from the Board of Directors, that Grantee’s Options whose term have not expired shall become fully vested and immediately exercisable.
H. If a Grantee dies during the term of the Grantee’s Option without having fully exercised his Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right at any time following the Option holder’s death until the Option Expiration Date to purchase the number of Shares that the deceased Option holder was entitled to purchase at the date of his death, after which the Option shall lapse. Upon the death of the transferee of an Option transferred in accordance with Subparagraph VIII(E), the executors, administrators, legatees or distributees of the transferee’s estate may exercise the Option, as the case may be, for a period of one (1) year following the date of the transferee’s death, provided that in no event may the Option be exercised after the Option Expiration Date.
I. A Grantee of an Option shall have no rights as a shareholder of the Company, no dividend rights (except as shall be set forth in an Option Agreement, pursuant to Subparagraph XII(C)), and no voting rights with respect to the Shares underlying or issuable in respect of such Option until the Option has been exercised and such Shares have been issued to the Grantee. Except as shall be set forth in an Option Agreement, pursuant to Subparagraph XII(C)), or as required pursuant to Subparagraph VI.B., no adjustment shall be made in respect of any Option for dividends or distributions or other rights in respect of any Share subject to an Option, for which the record date is prior to the date upon which the Grantee shall become the holder of record of such Shares.
IX. Methods of Exercise of Options
A. A Grantee (or other person or persons, if any, entitled to exercise an Option hereunder) desiring to exercise an Option as to all or part of the Shares covered by the Option shall (i) give written notice to that effect to the Company at its principal office, specifying the number of Shares to be purchased and the method of payment and (ii) make payment or provisions for payment for the Shares purchased in accordance with this Paragraph IX. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option holder must mail the original executed copy of the written notice to the Company promptly thereafter.
B. Payment or provision for payment shall be made as follows:
1. The Option holder shall deliver to the Company at the Company’s principal office, United States currency in an amount equal to the aggregate purchase price of the Shares as to which such exercise relates; or
2. The Option holder shall tender to the Company, by either actual delivery of Shares or by attestation, Shares already owned by the Option holder or Shares that would be delivered under the Option Agreement, together with any cash tendered therewith, have an aggregate fair market value (determined based on the Fair Market Value of a Share on the date the Company receives the notice referred to in Subparagraph IX(A)) equal to the aggregate purchase price of the Shares as to which such exercise relates; or
3. The Option holder shall deliver to the Company an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the Shares as to which such exercise relates and to sell the Shares (or a sufficient portion of the Shares) to be issued upon exercise of the Option to pay the exercise price and any tax withholding resulting from such exercise and deliver the cash proceeds, less commissions and brokerage fees to the Option holder or to deliver the remaining Shares to the Option holder.
4. Notwithstanding the foregoing provisions, the Board of Directors may limit the methods by which an Option holder may exercise an Option. In processing any purported exercise of an Option granted pursuant to the Plan, the Board of Directors may refuse to recognize the method of exercise selected by the Option holder (other than the method of exercise set forth in Subparagraph IX(B)(1)).
X. Terms and Conditions of Restricted Stock Awards
A. Each award of Restricted Stock shall be evidenced by a Restricted Stock Agreement between the Grantee and the Company in such form as the Board of Directors from time to time may determine. Shares of Restricted Stock shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of Restricted Stock Agreements need not be identical.
B. The Board of Directors may award Restricted Stock under the Plan for such consideration as the Board of Directors may determine, including, without limitation, cash, cash equivalents, past services and future services; provided, however, that to the extent that an Award consists of newly issued Restricted Stock, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Stock in the form of cash equivalents or services rendered to the Company or its Affiliated Companies, as the Board of Directors may determine.

C. The Board of Directors may make an award of Restricted Stock subject to vesting. Vesting may occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. During any restricted period, the recipient shall not sell, transfer, pledge or assign Restricted Stock awarded under the Plan. Upon the retirement, disability or death of a Grantee of Restricted Stock, or in special circumstances, the Board of Directors, in its sole discretion may waive, in whole or in part, any or all remaining restrictions with respect to such Grantee’s Restricted Stock. Notwithstanding the foregoing, each Restricted Stock Agreement shall provide that all Restricted Stock subject to the Restricted Stock Agreement shall become fully vested upon the occurrence of a Change in Control.
D. Holders of Restricted Stock shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.
E. When the Board of Directors grants an Award of Restricted Stock, the Company shall issue a certificate or certificates in respect of such Restricted Stock in the name of the recipient. The certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to Restricted Stock in substantially the following form:
“The transferability of the shares represented by this certificate is subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and United Fire Group, Inc. A copy of the Restricted Stock Agreement is on file in the offices of the Secretary of the Company, at 118 Second Avenue SE, Cedar Rapids, IA 52407-3909.”
XI. Terms and Conditions of Restricted Stock Unit Awards
A. Each award of Restricted Stock Units shall be evidenced by an RSU Agreement between the Grantee and the Company in such form as the Board of Directors from time to time may determine. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of RSU Agreements need not be identical.
B. The Board of Directors may award Restricted Stock Units under the Plan for such consideration as the Board of Directors may determine, including, without limitation, cash, cash equivalents, past services and future services; provided, however, that to the extent that the Shares underlying an Award are to be newly issued Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Shares in the form of cash equivalents or services rendered to the Company or its Affiliated Companies, as the Board of Directors may determine.
C. The Board of Directors may make an award of Restricted Stock Units subject to vesting. Vesting may occur, in full or in installments, upon satisfaction of the conditions specified in the RSU Agreement. During any restricted period, the recipient shall not sell, transfer, pledge or assign a Restricted Stock Unit awarded under the Plan. Upon the retirement, disability or death of a Grantee of Restricted Stock Units, or in special circumstances, the Board of Directors, in its sole discretion may waive, in whole or in part, any or all remaining restrictions with respect to such Grantee’s Restricted Stock Units. Notwithstanding the foregoing, each RSU Agreement shall provide that all Restricted Stock Units subject to the RSU Agreement shall become fully vested upon the occurrence of a Change in Control.
D. On or as soon as administratively practical following the applicable RSU Vesting Date (and in all events not later than sixty (60) days after the applicable RSU Vesting Date), the Company shall deliver to the Grantee of Restricted Stock Units a number of Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) equal to the number of Restricted Stock Units that vested on the applicable Vesting Date (or if set forth in the RSU Agreement, a cash equivalent equal to the value of the RSUs on the Vesting Date). Upon settlement of any Restricted Stock Units in accordance with the foregoing provision of this XI(D) and settlement of any dividend equivalent rights in accordance with Subparagraph XI(F), the Grantee shall have no further rights with respect to any Restricted Stock Units that are so paid.
E. A Grantee of Restricted Stock Units shall have no rights as a shareholder of the Company, no dividend rights (except as shall be set forth in an RSU Agreement, pursuant to Subparagraph XII(C)), and no voting rights with respect to the Shares underlying or issuable in respect of such Restricted Stock Units until the Restricted Stock Units have vested and the underlying Shares have been issued to the Grantee. Except as shall be set forth in an RSU Agreement pursuant to Subparagraph XII(C) or required pursuant to Subparagraph VI(B)), no adjustment shall be made in respect of any Restricted Stock Unit for dividends or distributions or other rights in respect of any Share underlying a Restricted Stock Unit, for which the record date is prior to the date upon which the Grantee shall become the holder of record of such Shares.

XII. Limitations on Awards, Vesting, Repricing, Dividends and Dividend Equivalents.
A. No Grantee may receive Awards under the Plan that exceed $300,000 in aggregate grant date fair value in a calendar year. “Grant date fair value” means: (a) for Options, an amount determined on the date of the grant of such Option according to the Black-Scholes valuation methodology; and (b) for all other Awards other than Options, the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award.
B. Without approval of the shareholders of the Company, no Option may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified (except in connection with an adjustment pursuant to Subparagraph VI(B)), in each case if the effect would be to reduce the exercise price for the Shares underlying the Option.
C. An Option Agreement or RSU Agreement may provide that an Award includes the right to receive dividends or dividend equivalents (which provision may be limited solely to special dividends), payable in cash or Shares. Any dividends or dividend equivalents under an Award will be subject to the same vesting and performance conditions and payment dates as the underlying Shares, and in no event shall any dividends or dividend equivalents be paid to a Grantee unless and until the Award to which they relate has vested.
XIII. Cancellation and Rescission of Awards
Unless an Award Agreement specifies otherwise, the Board of Directors may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired or unpaid Awards at any time if the participant does not comply with all applicable provisions of the applicable Award Agreement and the Plan.
XIV. Amendments and Discontinuance of the Plan
The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in Subparagraph VI(C), no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any Award previously granted pursuant to the Plan, (ii) increase the number of Shares to be reserved for issuance and sale pursuant to Awards granted pursuant to the Plan, (iii) decrease the price determined pursuant to the provisions of Subparagraph VIII(B), (iv) change the class of persons to whom Awards may be made pursuant to the Plan, (v) provide for Options exercisable more than 10 years after the date granted; or (vi) otherwise modify Subparagraphs XII(A) – (B).
XV. Plan Subject to Governmental Laws and Regulations
The Plan and the terms of Awards made pursuant to the Plan are subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.
XVI. Liability Limited; Indemnification
A. To the maximum extent permitted by Iowa law, the Company, the Board of Directors, the Committee and any members of the Board of Directors or the Committee shall not be liable for any action or determination made with respect to this Plan.
B. In addition to such other rights of indemnification that they may have, the Company shall indemnify the members of the Board of Directors and the Committee to the maximum extent permitted by Iowa law against any and all liabilities and expenses incurred in connection with any action or determination made with respect to this Plan.
XVII. Miscellaneous
A. The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.
B. This Plan shall be governed by, and construed in accordance with, the laws of the State of Iowa, without regard to principles of conflict of laws of any jurisdiction.
C. All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the employee at the address contained in the records of the Company or to the Company at 118 Second Avenue, SE, Cedar Rapids, IA 52407-3909.
D. Notwithstanding anything to the contrary in the Plan, neither the Board of Directors nor the Committee shall have any authority to take any action under the Plan where such action would affect the Company’s ability to account for any business combination as a “pooling of interests.”

XVIII. Duration of the Plan
The Board of Directors shall make no Awards pursuant to the Plan after the close of business on December 31, 2029.
XIV. Restatement and Supersedure.
This Plan amends, restates, supersedes, and replaces the Predecessor Plan Document. All Awards granted under the Predecessor Plan Document shall be deemed to be Awards made hereunder.

UFG INSURANCE

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Your vote matters – here's how to vote!

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Votes submitted electronically before the meeting must be received by 12 a.m. Central Time on May 20, 2020.

Online

Before the Meeting: Go to **www.envisionreports.com/UFCS** or scan the QR code — login details are located in the shaded bar below.

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2020 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. (a) Election of Four Class A Directors:

Nominee	For	Against	Abstain
01 - Scott L. Carlton	☐	☐	☐
02 - Brenda K. Clancy	☐	☐	☐
03 - Randy A. Ramlo	☐	☐	☐
04 - Susan E. Voss	☐	☐	☐

(b) Election of One Class C Director:

Nominee	For	Against	Abstain
05 - Lura E. McBride	☐	☐	☐

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2020 Annual Meeting Admission Ticket

2020 Annual Meeting of United Fire Group, Inc. Shareholders

May 20, 2020 10 a.m. CT
118 Second Avenue SE
Cedar Rapids, IA 52401

Upon arrival, please present this admission ticket and photo identification at the registration desk.

The Annual Meeting will be simultaneously conducted live via the Internet in which shareholders will be able to attend the Annual Meeting at www.meetingcenter.io/216769913.

The password for this meeting is UFCS2020.

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United Fire Group, Inc.

Notice of 2020 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2020, 10 a.m. Central Time

Jack B. Evans and Neal R. Scharmer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of United Fire Group, Inc. to be held on May 20, 2020 at 10 a.m. Central Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the nominees identified in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

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